EXECUTION COPY

EXHIBIT 4.1

SAFEGUARD SCIENTIFICS, INC.

to

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of

November 19, 2012

5.25% Convertible Senior Debentures due May 15, 2018

i

v

INDENTURE

INDENTURE, dated as of November 19, 2012, between Safeguard Scientifics, Inc., a Pennsylvania corporation (hereinafter called the “Company”), having its principal office at 435 Devon Park Drive, Building 800, Wayne, PA 19087, and U.S. Bank National Association, as trustee hereunder (hereinafter called the “Trustee”).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 5.25% Convertible Senior Debentures due May 15, 2018 (hereinafter called the “Debentures”), initially in an aggregate principal amount of $55,000,000 and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures, a form of assignment, a form of option to elect to repurchase upon a Designated Event and a form of conversion notice to be borne by the Debentures are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized,

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Debentures (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this ARTICLE 1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this ARTICLE 1. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this ARTICLE 1 include the plural as well as the singular.

“Additional Debentures” means any debentures issued under this Indenture in addition to the Initial Debentures, having the same terms in all respects as the Initial Debentures, except with respect to the date of issuance, issue price and accrued interest paid or payable on or prior to the first Interest Payment Date after the issuance of such Additional Debentures.

“Additional Interest” has the meaning specified in Section 6.02.

“Additional Shares” has the meaning specified in Section 14.06(i)(i).

“Agent Members” has the meaning specified in Section 2.05(b)(v).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Debenture or beneficial interest therein, the rules and procedures of the Depositary for such Debenture, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Bid Solicitation Agent” means a Company-appointed agent that determines the Trading Price of Debentures and performs calculations as set forth in Section 14.01(a) of this Indenture. The Company shall initially be the Bid Solicitation Agent.

“Board of Directors” means the Board of Directors of the Company or a committee of such Board of Directors duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Debenture, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Cash Settlement” has the meaning specified in Section 14.03(b).

“close of business” means 5:00 p.m., New York City time.

“Combination Settlement” has the meaning specified in Section 14.03(b).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture the Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the common stock of the Company, par value $0.10 per share, at the date of this Indenture, or such other Reference Property into which the Company’s common stock is changed pursuant to Section 14.07.

“Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of ARTICLE 11 and Section 14.07, shall include its successors and assigns.

“Company Redemption” has the meaning specified in Section 3.02(a).

“Continuing Director” means a director who either was a member of the Board of Directors on November 14, 2012 or who becomes a member of the Board of Directors subsequent to that date and whose appointment, election or nomination for election by the shareholders of the Company is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

“Conversion Agent” means a Company-appointed agent that effects the conversion of Debentures as set forth in this Indenture. The Trustee shall initially be the Conversion Agent.

“Conversion Consideration” means the consideration that is due, in accordance with this Indenture, upon a conversion of a Debenture.

“Conversion Date” means, with respect to a Debenture to be converted in accordance with this Indenture, the date on which all of the requirements for such conversion set forth in ARTICLE 14 are satisfied.

“Conversion Price” as of any day will equal $1,000 divided by the Conversion Rate as of such date and rounded to the nearest cent. The Conversion Price shall initially be $18.13 per share of Common Stock.

“Conversion Rate” has the meaning specified in Section 14.05.

“Conversion Value” means an amount, per $1,000 principal amount of a Debenture to be converted, equal to the sum of the Daily Conversion Values for each Trading Day in the Observation Period for such conversion.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at Corporate Trust Services, Two Liberty Place, 50 S. 16th Street, Suite 2000, Mail Station: EX-PA-WBSP Philadelphia, PA 19102.

“Custodian” means U.S. Bank National Association, as custodian with respect to the Global Debentures, or any successor entity thereto.

“Daily Conversion Value” means, as of any Trading Day, one-twenty-fifth (1/25th) of the product of (a) the Conversion Rate in effect on such Trading Day; and (b) the VWAP per share of Common Stock on such Trading Day.

“Debenture” or “Debentures” means any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture, including any Global Debenture.

“Debenture Register” has the meaning specified in Section 2.05(a).

“Debenture Registrar” has the meaning specified in Section 2.05(a).

“Debentureholder” or “Holder” as applied to any Debenture, or other similar terms (but excluding the term “Beneficial Holder”), means any Person in whose name a particular Debenture is registered at the time such Debenture is registered on the Debenture Registrar’s books.

“Defaulted Interest” has the meaning specified in Section 2.03.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the depositary for the Global Debentures. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Event” means a Fundamental Change.

“Designated Event Expiration Time” has the meaning specified in Section 3.01(b).

“Designated Event Notice” has the meaning specified in Section 3.01(b).

“Designated Event Repurchase Date” has the meaning specified in Section 3.01(a).

“Directed Share Subscription Program” means a program whereby all shareholders of the Company are entitled to purchase a portion of the shares offered by a Partner Company in that Partner Company’s initial public offering.

“Distributed Property” has the meaning specified in Section 14.06(d).

“Effective Date” has the meaning specified in Section 14.06(i)(ii).

“Event of Default” means any event specified in Section 6.01 as an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s-length transaction.

“Fixed Cash Amount” has the meaning specified in Section 14.03(b).

“Free Convertibility Period Settlement Method Election Notice” has the meaning specified in Section 14.03(b)(ii).

“Free Transferability Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Fundamental Change” means the occurrence of any of:

(i) the consummation of (A) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or (B) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Subsidiaries; provided, however, that a transaction described in clause (A) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction will not be a fundamental change pursuant to this clause (i); provided further, that a transaction or transactions described in this clause (i) will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed on any of the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors) or will be so listed when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Debentures become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth in Section 14.03);

(ii) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, a Subsidiary of the Company or the employee benefit plans of the Company or the Subsidiaries of the Company, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Company’s common equity representing more than 50% of the total voting power of Company’s common equity;

(iii) Continuing Directors cease to constitute at least a majority of the Board of Directors;

(iv) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(v) the Common Stock (or other common stock underlying the Debentures) ceases to be listed on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“Global Debenture” has the meaning specified in Section 2.02.

“Indebtedness” means, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances; (c) any indebtedness or other obligations described in clause (a) or (b) secured by any mortgage, pledge, lien or other encumbrance existing on property that is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and (d) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (c).

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Debentures” means the Company’s 5.25% Convertible Senior Debentures due May 15, 2018 issued on the Issue Date.

“Interest” means, when used with reference to the Debentures, any interest payable under the terms of the Debentures.

“Interest Payment Date” means May 15 and November 15 of each year, beginning on May 15, 2013.

“IPO Rights” has the meaning specified in Section 14.06(f).

“IPO Rights Adjustment Date” has the meaning specified in Section 14.06(f).

“Irrevocable Net Share Settlement Election” has the meaning specified in Section 14.03(b)(iv).

“Irrevocable Net Share Settlement Election Date” has the meaning specified in Section 14.03(b)(iv).

“Issue Date” means November 19, 2012.

“Last Reported Sale Price” for any date means (a) with respect to shares of Common Stock, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which shares of Common Stock are traded or, if the shares of Common Stock are not listed for trading on a United States national or regional securities exchange on the relevant date, the average of the last quoted bid and ask prices for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group, Inc. or a similar organization, and (b) with respect to any other securities, the closing sale price per share, unit or other denomination of such securities (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which such securities are traded or, if such securities are not listed on a United States national or regional securities exchange, as reported by OTC Markets Group, Inc. or a similar organization. In the absence of a quotation for (x) the shares of the Common Stock as described in subsection (a), or (y) the shares, units or other denomination of any other securities as described in subsection (b), as the case may be, the Last Reported Sale Price will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” has the meaning specified in Section 14.06(i)(i).

“Mandatory Exchange Date” has the meaning specified in Section 2.07(c)(ii).

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Measurement Period” has the meaning specified in Section 14.01(a)(ii).

“Observation Period” means, with respect to the conversion of a Debenture pursuant to ARTICLE 14, (A) subject to clause (B) if the Conversion Date of such conversion occurs prior to April 1, 2018, the twenty-five (25) consecutive Trading Days beginning on, and including, the third (3rd) Trading Day following the Conversion Date; (B) subject to clause (C), if the Conversion Date of such conversion occurs during a Redemption Period, the twenty-five (25) consecutive Trading Days beginning on, and including, the twenty-seventh (27th) Scheduled Trading Day immediately preceding the relevant Redemption Date and (C) if the relevant conversion date occurs on or after April 1, 2018, the twenty-five (25) consecutive Trading Days beginning on, and including, the twenty-seventh (27th) Scheduled Trading Day immediately preceding the maturity date of the Debentures.

“Offering Memorandum” means the Company’s final offering memorandum, dated November 14, 2012, relating to the offering of the Initial Debentures.

“Officers’ Certificate”, when used with respect to the Company, means a certificate signed by the Chief Executive Officer, the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title “Vice President”) and the Treasurer or any Assistant Treasurer, or the Secretary or Assistant Secretary of the Company.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

“Option to Elect Repurchase Upon a Designated Event” has the meaning specified in Section 3.01(c)(i).

“Outstanding”, when used with reference to Debentures and subject to the provisions of Section 8.04, means, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

(a) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Debentures, or portions thereof, that shall have been defeased in accordance with ARTICLE 12;

(c) Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.08; and

(d) Debentures converted into Common Stock pursuant to ARTICLE 14.

“Partner Company” means an entity in which the Company either directly or indirectly through its Subsidiaries has an equity interest.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Debentures” means permanent certificated Debentures in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Physical Settlement” has the meaning specified in Section 14.03(b).

“Predecessor Debenture” of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that it replaces.

“Record Date” has the meaning specified in Section 2.03(b).

“Redemption Price” has the meaning specified in Section 3.02(a).

“Redemption Date” means, with respect to any Debenture or portion thereof to be redeemed in accordance with the provisions of Section 3.02, the date fixed for such redemption in accordance with the provisions of Section 3.02.

“Redemption Period” means, with respect to any Debenture or portion thereof to be redeemed in accordance with the provisions of Section 3.02, the period after a notice of redemption is issued with respect thereto and prior to the related Redemption Date.

“Reference Property” has the meaning specified in Section 14.07(a).

“Relevant Trading Day” has the meaning specified in Section 14.03(a)(iv).

“Resale Restriction Termination Date” means the date that is the later of (i) the date that is one year after the last date of original issuance of the Debentures, or such other period of time as permitted by Rule 144 or any successor provision thereto, and (ii) such later date, if any, as may be required by applicable laws.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of any familiarity with the particular subject.

“Restricted Debenture” has the meaning specified in Section 2.06(a)(i).

“Restricted Debentures CUSIP” means CUSIP number 786449 AJ7.

“Restricted Debentures Legend” means a legend in the form set forth in Exhibit A hereto, or any other substantially similar legend indicating the restricted status of the Debentures under Rule 144.

“Restricted Global Debenture” has the meaning specified in Section 2.07(c)(i).

“Restricted Stock” has the meaning specified in Section 2.06(b)(i).

“Restricted Stock CUSIP” means a CUSIP number having the initial digits 786449, with such last three digits, to be provided by the Company to the transfer agent for the Common Stock, as shall identify the Common Stock designated by such CUSIP number as restricted.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit B hereto, or any other substantially similar legend indicating the restricted status of the Common Stock under Rule 144.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule, as it may be amended from time to time.

“Rights IPO” means an initial public offering of the common stock of a Partner Company solely through the issuance by such Partner Company to the shareholders of the Company of rights to purchase common stock of such Partner Company.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Settlement Method” means Physical Settlement, Cash Settlement or Combination Settlement, as the case may be.

“Settlement Method Election Notice” has the meaning specified in Section 14.03(b).

“Stock Price” has the meaning specified in Section 14.06(i)(ii).

“Subscription Rights Adjustment Date” has the meaning specified in Section 14.06(g).

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale price for the Common Stock is available on such securities exchange or market. If the Common Stock is not so listed or traded, “Trading Day” means a “Business Day.”. For the purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (i) there is no “Market Disruption Event” and (ii) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, provided that, if the Common Stock is not so listed or admitted for trading, “Trading Day” means a “Business Day.”

“Trading Price” of Debentures on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for five million dollars ($5,000,000) principal amount of Debentures at approximately 3:30 p.m. (New York City time), on such determination date from three (3) independent nationally recognized securities dealers the Company selects; provided, however, that, if three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent but two (2) such bids are obtained, then the average of the two bids shall be used, and if only one (1) such bid can reasonably be obtained by the Bid Solicitation Agent, that one (1) bid shall be used; provided further, however, that if the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for five million dollars ($5,000,000) principal amount of the Debentures from an independent nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Debentures will be deemed to be less than ninety-eight percent (98%) of the product of the Last Reported Sale Price per share of the Common Stock and the applicable Conversion Rate on such date of determination; provided further, however, that if the Company is not acting as the Bid Solicitation Agent and it does not instruct the Bid Solicitation Agent to obtain such bids when required pursuant to this Indenture, or if upon being so instructed the Bid Solicitation Agent fails to make such determination, or, if the Company is acting as the Bid Solicitation Agent and fails to make such determination, then the Trading Price per $1,000 principal amount of Debentures will be deemed to be less than ninety-eight percent (98%) of the product of the Last Reported Sale Price per share of the Common Stock and the applicable Conversion Rate on each day the Company fails to do so for purposes of Section 14.01(a)(ii).

“Trading Price Condition” has the meaning specified in Section 14.01(a)(ii).

“Transfer Agent Notice” means a notice to the transfer agent substantially in the form of Exhibit E hereto.

“Trigger Event” has the meaning specified in Section 14.06(d).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Section 10.03 and Section 14.07; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means U.S. Bank National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Unrestricted Debentures CUSIP” has the meaning specified in Section 2.07(c)(ii)(1)(a).

“Unrestricted Stock CUSIP” means CUSIP number 786449 207.

“VWAP” means, for each of the 25 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SFE <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF DEBENTURES

Section 2.01. Designation Amount and Issue of Debentures. The Debentures shall be designated as “5.25% Convertible Senior Debentures due May 15, 2018”. The aggregate principal amount of Debentures that may be authenticated and delivered under this Indenture is unlimited. The Initial Debentures issued on the Issue Date will be in an aggregate principal amount of $55,000,000. In addition, the Company may issue additional Debentures from time to time in accordance with the provisions of this Indenture (the “Additional Debentures”). The Initial Debentures issued upon the execution of this Indenture, or any Additional Debentures issued from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary, without any further action by the Company hereunder.

Section 2.02. Form of Debentures. The Debentures and the Trustee’s certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the Debentures will be represented by one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary (each, a “Global Debenture”). The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depositary in accordance with this Indenture and the Applicable Procedures. Except as provided in Section 2.05(b), beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of a Physical Debenture and will not be considered Holders of such Global Debenture.

Any Global Debenture shall represent such of the Outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding Debentures represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of Outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Debentureholder of such Debentures in accordance with this Indenture. Payment of principal of and Interest on any Global Debenture shall be made to the Debentureholder of such Debenture.

Section 2.03. Date and Denomination of Debentures; Payments of Interest.

(a) The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear Interest from the most recent Interest Payment Date, or, with respect to the Initial Debentures and any Additional Debentures issued prior to the first Interest Payment Date following the Issue Date, from the Issue Date. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(b) The Person in whose name any Debenture (or its Predecessor Debenture) is registered on the Debenture Register at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the Interest payable on such Interest Payment Date, except that the Interest payable upon repurchase will be payable to the Person to whom principal is payable pursuant to such repurchase (unless the Designated Event Repurchase Date falls after a record date and on or prior to the corresponding Interest Payment Date, in which case the full semi-annual payment of Interest becoming due on such Interest Payment Date shall be payable to the Holders of such Debentures registered as such on the corresponding record date). Interest shall be payable at an office maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay Interest (i) on any Physical Debentures by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register (or upon written notice, by wire transfer in immediately available funds, if such Person is entitled to Interest on aggregate principal in excess of $5.0 million) or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term “Record Date” with respect to any Interest Payment Date shall mean the November 1 or May 1 preceding the applicable November 15 or May 15 Interest Payment Date, respectively.

(c) Any Interest on any Debenture that is payable, but is not paid or duly provided for, on any May 15 or November 15, pursuant to the terms set forth herein (“Defaulted Interest”) shall forthwith cease to be payable to the Debentureholder on the relevant Record Date by virtue of his having been such Debentureholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in Section 2.03(c)(i) and Section 2.03(c)(ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section 2.03(c)(i) provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest that shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Debentureholder at his address as it appears in the Debenture Register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following Section 2.03(c)(ii) of this Section 2.03.

(ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.03(c)(ii), such manner of payment shall be deemed practicable by the Trustee.

(d) Unless the context otherwise requires, all references in this Indenture to Interest on, or in respect of, any Debenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.08 and Section 6.02. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 2.04. Execution of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title “Vice President”). Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 15.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the Debentureholder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company, and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.05. Exchange and Registration of Transfer of Debentures.

(a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Debenture Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Debenture Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Debenture Registrar” for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Debenture to the Debenture Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05 and Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures that the Debentureholder making the exchange is entitled to receive bearing registration numbers not contemporaneously Outstanding.

All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

All Debentures presented or surrendered for registration of transfer or for exchange, repurchase, redemption or conversion shall (if so required by the Company or the Debenture Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Debentures shall be duly executed by the Debentureholder thereof or his attorney duly authorized in writing.

No service charge shall be made to any Debentureholder for any registration of, transfer or exchange of Debentures, but the Company and the Debenture Registrar may require payment by the Debentureholder of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax that may be imposed in connection with any registration of transfer or exchange of Debentures.

Neither the Company nor the Trustee nor any Debenture Registrar shall be required to exchange or register a transfer of any Debentures or portions thereof (a) tendered for repurchase (and not withdrawn) pursuant to ARTICLE 3, or (b) surrendered for conversion pursuant to ARTICLE 14.

(b)	The following provisions shall apply only to Global Debentures:

(i) Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture.

(ii) Notwithstanding any other provision in this Indenture, no Physical Debentures may be issued, provided that Physical Debentures shall be issued (1) to each person that the Depositary identifies as a beneficial owner of the related Debentures, only if the Depositary (I) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture and a successor Depositary has not been appointed by the Company within ninety (90) days or (II) has ceased to be a clearing agency registered under the Exchange Act and a successor Depositary has not been appointed by the Company within ninety (90) days, or (2) to any beneficial owner who requests that its Debentures be issued in physical, certificated form, if an Event of Default has occurred and is continuing.

(iii) Securities issued in exchange for a Global Debenture or any portion thereof pursuant to Section 2.05(b)(ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Debenture or portion thereof to be so exchanged, shall be in authorized denominations and registered in such names as the Depositary shall designate and shall bear any legends required hereunder. Any Global Debenture to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Debenture Registrar. With regard to any Global Debenture to be exchanged in part, either such Global Debenture shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Debenture, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Debenture issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv) In the event of the occurrence of any of the events specified in Section 2.05(b)(ii) above, the Company will promptly make available to the Trustee a reasonable supply of Physical Debentures in definitive, fully registered form, without interest coupons.

(v) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Debenture registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Debentureholder of any Debenture.

(vi) At such time as all interests in a Global Debenture have been repurchased, redeemed, converted, canceled or exchanged for Physical Debentures, such Global Debenture shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture is repurchased, redeemed, converted, canceled or exchanged for Physical Debentures, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(c) The Company and the Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures, with respect to performance by the Depositary or any Agent Members of their respective obligations under the rules and procedures governing their operations or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Debentureholder and all payments to be made to Debentureholders under the Debentures shall be given or made only to or upon the order of the registered Debentureholders (which shall be the Depositary or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debenture shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Company and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

The Company and the Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06. Transfer Restrictions.

(a) Restricted Debentures.

(i) Every Debenture (and all securities issued in exchange therefor or substitution thereof, except any shares of the Common Stock issued upon conversion thereof) that bears, or that is required under this Section 2.06 to bear, the Restricted Debentures Legend will be deemed to be a “Restricted Debenture.” Each Restricted Debenture will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Debentures Legend) and will bear the Restricted Debentures CUSIP unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Debenture, by such Holder’s acceptance of such Restricted Debenture, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Debenture.

(ii) Until the Resale Restriction Termination Date, any Debenture (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Debentures Legend unless:

(1) such Debenture, since last held by the Company or an Affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (1) to a person, other than (x) the Company or (y) an Affiliate of the Company (within the meaning of Rule 144), and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;

(2) such Debenture was transferred (1) to a person other than (x) the Company or (y) an Affiliate of the Company (within the meaning of Rule 144), and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or

(3) the Company delivers written notice to the Trustee and the Registrar stating that the Restricted Debentures Legend may be removed from such Debenture.

(iii) In addition, until the Resale Restriction Termination Date:

(1) no transfer of any Debenture will be registered by the Debenture Registrar prior to the Resale Restriction Termination Date unless the transferring Holder delivers the form of assignment set forth on the Debenture, with the appropriate box checked, to the Trustee; and

(2) the Debenture Registrar will not register any transfer of any Debenture that is a Restricted Debenture to a person that has been an Affiliate of the Company (within the meaning of Rule 144) within the three months immediately preceding the date of such proposed transfer.

(iv) On and after the Resale Restriction Termination Date, any Debenture (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Debentures Legend at any time the Company reasonably determinates that, to comply with law, such Debenture (or such securities issued in exchange for or substitution of a Debenture) must bear the Restricted Debentures Legend.

(b) Restricted Stock.

(i) Every share of Common Stock that bears, or that is required under this Section 2.06 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock.” Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear the Restricted Stock CUSIP, unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii) Until the Resale Restriction Termination Date, any share of Common Stock issued upon the conversion of a Debenture will be issued in definitive form and will bear the Restricted Stock Legend unless:

(1) such share of Common Stock was transferred (1) to a person other than (x) the Company or (y) an Affiliate of the Company (within the meaning of Rule 144) and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such conversion;

(2) such share of Common Stock was transferred (1) to a person other than (x) the Company or (y) an Affiliate of the Company (within the meaning of Rule 144), and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act;

(3) the Debenture, pursuant to the conversion of which such share of Common Stock was issued, regardless of whether bearing the Restricted Debentures Legend, was not, at the time of its conversion, required to bear the Restricted Debentures Legend pursuant to Section 2.06(a) hereof and such share of Common Stock was issued to a person other than (1) the Company or (2) an Affiliate of the Company; or

(4) the Company delivers written notice to the Trustee, the Debenture Registrar and the transfer agent for the Common Stock stating that such share of Common Stock need not bear the Restricted Stock Legend.

(iii) On and after the Resale Restriction Termination Date, any share of the Common Stock that is issued in definitive form will bear the Restricted Stock Legend at any time the Company reasonably determinates that, to comply with law, such share of Common Stock must bear the Restricted Stock Legend.

(c) As used in this Section 2.06, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Debenture, any interest therein or any Restricted Stock.

Section 2.07. Expiration of Restrictions.

(a) Physical Debentures. Any Physical Debenture (or any Debenture issued in exchange or substitution therefor) that bears the Restricted Debentures Legend and that has been transferred, replaced or exchanged on or after the Resale Restriction Termination Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may be exchanged for a new Debenture or Debentures of like tenor and aggregate principal amount of Debentures that do not bear the Restricted Debentures Legend unless the Company reasonably determines that, to comply with law, such Debenture must bear the Restricted Debentures Legend. To exercise such right of exchange, the Holder of such Debenture must surrender such Debenture in accordance with the provisions of Section 2.08 hereof and deliver to the Registrar any additional documentation reasonably required by the Company, the Trustee or the Registrar in connection with such exchange.

(b) Common Stock. Any certificate representing shares of Common Stock that bears the Restricted Stock Legend and that has been transferred, replaced or exchanged on or after the Resale Restriction Termination Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may be exchanged for a new certificate or certificates representing such shares of Common Stock that do not bear the Restricted Stock Legend unless the Company reasonably determines that, to comply with law, such shares of Common Stock must bear the Restricted Stock Legend. To exercise such right of exchange, the holder of such Common Stock must surrender such shares of Common Stock in accordance with the procedures of the transfer agent for the Common Stock at such time and deliver to such transfer agent any additional documentation reasonably required by the Company or the transfer agent for Common Stock in connection with such exchange.

(c) Global Debentures; Resale Restriction Termination Date.

(i) If, on the Resale Restriction Termination Date, or the next succeeding Business Day if the Resale Restriction Termination Date is not a Business Day, any Debentures are represented by a Global Debenture that is a Restricted Debenture (any such Global Debenture, a “Restricted Global Debenture”), as promptly as practicable, the Company will automatically exchange every beneficial interest in each Restricted Global Debenture for beneficial interests in Global Debentures that are not subject to the restrictions set forth in the Restricted Debentures Legend and in Section 2.06 hereof.

(ii) To effect such automatic exchange, the Company will (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process at least fifteen (15) days immediately prior to the Resale Restriction Termination Date and (B) deliver (1) to each of the Trustee and the Registrar a duly completed Free Transferability Certificate and (2) to the transfer agent for the Common Stock, the Transfer Agent Notice, in each case, as promptly as practicable after the Resale Restriction Termination Date. The first date on which both the Trustee and the Registrar have received the Free Transferability Certificate and the transfer agent for the Common Stock has received the Transfer Agent Notice will be known as the “Mandatory Exchange Date.”

(1) Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar and receipt of the Transfer Agent Notice by the transfer agent for the Common Stock:

a. the Restricted Debentures Legend will be deemed removed from each of the Global Debentures specified in such Free Transferability Certificate and the Restricted Debentures CUSIP will be deemed removed from each of such Global Debentures and deemed replaced with the unrestricted CUSIP specified in such Free Transferability Certificate (the “Unrestricted Debentures CUSIP”);

b. the Restricted Stock Legend will be deemed removed from any shares of Common Stock previously issued upon conversion of the Debentures and the Restricted Stock CUSIP will be deemed removed from each such share of Common Stock and deemed replaced with the Unrestricted Stock CUSIP; and

c. thereafter, any shares of Common Stock issued upon conversion of the Debentures will be assigned the Unrestricted Stock CUSIP and will not bear the Restricted Stock Legend (except as provided in Section 2.06(b) hereof).

  (2) Promptly after the Mandatory Exchange Date, the Company will provide Bloomberg with a copy of the Free Transferability Certificate and will use reasonable efforts to cause Bloomberg to adjust its screen page for the Debentures to indicate that the Debentures are no longer Restricted Debentures and are now identified by the Unrestricted Debentures CUSIP.

(iii) Prior to the Company’s delivery of the Free Transferability Certificate and afterwards, the Company and the Trustee will comply with the Applicable Procedures, and the Trustee will cooperate with the Company in its efforts to cause each Global Debenture to be identified by the Unrestricted Debentures CUSIP in the facilities of the Depositary on the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.

(iv) Notwithstanding anything to the contrary in clauses (i), (ii) and (iii) of Section 2.07(c) hereof, the Company will not be required to deliver the Free Transferability Certificate or the Transfer Agent Notice if it reasonably believes that removal of the Restricted Debentures Legend or the Restricted Stock Legend or the changes to the CUSIP numbers for the Debentures or the Common Stock issuable upon the conversion of the Debentures could result in or facilitate transfers of the Debentures or the Common Stock issuable upon the conversion of the Debentures in violation of applicable law.

Section 2.08. Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Debenture, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case, the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Debenture and make available for delivery such Debenture. Upon the issuance of any substituted Debenture, the Company may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture that has matured or is about to mature or has been surrendered for repurchase on a Designated Event Repurchase Date (and not withdrawn) or is to be converted or is to be redeemed shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

Every substitute Debenture issued pursuant to the provisions of this Section 2.08 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase or redemption of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or repurchase or redemption of negotiable instruments or other securities without their surrender.

Section 2.09. Temporary Debentures. Pending the preparation of Physical Debentures, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Debentures (printed or typewritten). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Physical Debentures, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Debentures. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Physical Debentures and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Physical Debentures. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Debentures authenticated and delivered hereunder.

Section 2.10. Cancellation of Debentures. The Company shall cause all Debentures surrendered for the purpose of payment, repurchase, redemption, conversion, exchange or registration of transfer shall, if surrendered to any Person other than the Trustee (including the Company, any of its agents, Subsidiaries and Affiliates), to be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Debentures in accordance with its customary procedures. The Company may, to the extent permitted by law, directly or indirectly (regardless of whether such Debentures are surrendered to the Company), purchase Debentures in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offers or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Debentures so purchased (other than Debentures purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, and they will no longer be considered to be Outstanding under the Indenture upon such surrender.

Section 2.11. Issuance of Additional Debentures. The Company may, subject to Section 2.01 of this Indenture, issue Additional Debentures having identical terms and conditions to the Initial Debentures, provided that if such Additional Debentures are issued with the same CUSIP number as the Initial Debentures, such Additional Debentures must be fungible with the Initial Debentures for U.S. federal income tax purposes. The Initial Debentures and any Additional Debentures subsequently issued shall be treated as a single class for all purposes under this Indenture, including, without limitation, for purposes of any waivers, supplements or amendments to this Indenture requiring the approval of Holders and any offers to repurchase the Debentures, and, unless the context otherwise requires, all references to the Debentures shall include the Initial Debentures and all Additional Debentures.

Section 2.12. Ranking. The obligations of the Company arising under or in connection with this Indenture and every outstanding Debentures issued under this Indenture from time to time constitute and shall constitute an unsecured general obligation of the Company, ranking equal in right of payment to all other existing and future senior unsecured and unsubordinated indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Debentures by the terms of such indebtedness.

ARTICLE 3

REDEMPTION AND REPURCHASE OF DEBENTURES

Section 3.01. Repurchase at Option of Holders Upon a Designated Event.

(a) If there shall occur a Designated Event at any time prior to maturity of the Debentures, then each Debentureholder shall have the right, at such Debentureholder’s option, to require the Company to repurchase for cash all of such Debentureholder’s Debentures, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date designated by the Company (the “Designated Event Repurchase Date”) that is not less than twenty (20) nor more than thirty-five (35) calendar days after the date of the Designated Event Notice for such Designated Event at a repurchase price equal to one hundred percent (100%) of the principal amount thereof, together with accrued and unpaid Interest, if any, to, but excluding, the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a Record Date and on or prior the corresponding Interest Payment Date, then the Interest payable on such Interest Payment Date shall be paid to the Holders of record of the Debentures on the applicable Record Date instead of the Holders surrendering the Debentures for repurchase.

(b) On or before the 20th day after (I) the date that the Company knew or reasonably should have known that the Designated Event occurred, in the case of a Fundamental Change described under clause (ii) of the definition thereof, or (II) the date the Designated Event occurred, in the case of any other Fundamental Change, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders of record on the date of the Designated Event a notice (the “Designated Event Notice”) of the occurrence of such Designated Event and of the repurchase right at the option of the Holders arising as a result thereof; provided that if the Company shall give such Designated Event Notice, it shall also give written notice of the Designated Event to the Trustee and the paying agent by first class mail. For the purpose of clause (I) of the preceding sentence, the Company will be deemed to know of any Schedule TO or any other schedule, form or report filed under the Exchange Act by any person or group for the purpose of disclosing beneficial ownership. Such Designated Event Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Debentureholder receives such Designated Event Notice. In any case, failure to give such notice by mail or any defect in the notice to the Debentureholder shall not affect the validity of the Designated Event Notice for the Debentureholder of any other Debenture. Concurrently with the mailing of any such Designated Event Notice, the Company shall issue a press release announcing such Designated Event, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Designated Event Notice or any of the proceedings for the repurchase of any Debenture relating thereto. If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Company Notice to the Trustee at such time as it is mailed to Debentureholders. Concurrently with the mailing of any Designated Event Notice, the Company shall issue a press release or publish a notice in a newspaper of general circulation in The City of New York or publish notice on its website or through such other medium as the Company may use at that time announcing such Designated Event referred to in the Designated Event Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Designated Event Notice or any proceedings for the repurchase of any Debenture that any Debentureholder may elect to have the Company repurchase as provided in this Section 3.01.

Each Designated Event Notice shall specify the events causing the Designated Event, the effective date of the Designated Event, the Designated Event Repurchase Date, the price at which the Company shall be obligated to repurchase Debentures, that the Debentureholder must exercise the repurchase right on or prior to the close of business on the Designated Event Repurchase Date (the “Designated Event Expiration Time”), that the Debentureholder shall have the right to withdraw any Debentures surrendered prior to the Designated Event Expiration Time, if the Debentures are then convertible, the applicable conversion rate and any adjustments to the applicable conversion rate and the name and address of the paying agent and the Conversion Agent, if applicable, that Debentures as to which an Option to Elect Repurchase Upon a Designated Event has been given may be converted only if the Option to Elect Repurchase Upon a Designated Event is withdrawn in accordance with the terms of this Indenture, a description of the procedure that any Debentureholder must follow to exercise such repurchase right and to withdraw any surrendered Debentures, the place or places where the Debentureholder is to surrender such Debentureholder’s Debentures, the amount of Interest accrued and unpaid on each Debenture to the Designated Event Repurchase Date and the CUSIP number or numbers of the Debentures (if then generally in use).

No failure of the Company to give the foregoing notices and no defect therein shall limit the Debentureholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.01.

(c) Repurchases of Debentures under this Section 3.01 shall be made, at the option of the Debentureholder thereof, upon:

(i) delivery to the Trustee (or other paying agent appointed by the Company) by a Debentureholder of a duly completed and executed notice (the “Option to Elect Repurchase Upon a Designated Event”) in the form set forth on the reverse of the Debenture prior to the Designated Event Expiration Time; and

(ii) delivery or book-entry transfer of the Debentures to the Trustee (or other paying agent appointed by the Company) at any time simultaneous with or after delivery of the Option to Elect Repurchase Upon a Designated Event (together with all necessary endorsements) at the corporate trust office of the Trustee (or other paying agent appointed by the Company) in the Borough of Manhattan as provided in Section 4.02, such delivery being a condition to receipt by the Debentureholder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section 3.01 only if the Debenture so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Option to Elect Repurchase Upon a Designated Event.

The Company shall purchase from the Debentureholder thereof, pursuant to this Section 3.01, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Upon presentation of any Debenture repurchased in part only, the Company shall execute and, upon the Company’s written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the Debentureholder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.

Notwithstanding anything herein to the contrary, any Debentureholder delivering to the Trustee (or other paying agent appointed by the Company) the Option to Elect Repurchase Upon a Designated Event contemplated by this Section 3.01 shall have the right to withdraw such Option to Elect Repurchase Upon a Designated Event at any time prior to the Designated Event Expiration Time by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with Section 3.01(d) below.

The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Option to Elect Repurchase Upon a Designated Event or written notice of withdrawal thereof.

For a Debenture, other than a Global Debenture to be so repurchased at the option of the Debentureholder, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such Debentureholder, the Corporate Trust Office, such Debenture with the form entitled “Option to Elect Repurchase Upon A Designated Event” on the reverse thereof duly completed, together with such Debentures duly endorsed for transfer, on or before the Designated Event Expiration Time. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d) An Option to Elect Repurchase Upon a Designated Event may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the Trustee (or other paying agent appointed by the Company) in accordance with the Option to Elect Repurchase Upon a Designated Event at any time prior to the Designated Event Expiration Time, specifying:

(i) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

(ii) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Debenture that remains subject to the original Option to Elect Repurchase Upon a Designated Event and that has been or will be delivered for purchase by the Company.

(e) On or prior to the Designated Event Repurchase Date, the Company shall deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of money sufficient to repurchase on the Designated Event Repurchase Date all the Debentures to be repurchased on such date at the appropriate repurchase price, together with accrued and unpaid Interest to, but excluding, the Designated Event Repurchase Date; provided that if such payment is made on the Designated Event Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time, on such date. Payment for Debentures surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time will be made promptly (but in no event more than five (5) Business Days) following the later of (x) Designated Event Repurchase Date, and (y) the time of book-entry transfer or delivery of the Debenture surrendered for repurchase, by (i) mailing checks for the amount payable to the Holders of such Debentures entitled thereto as they shall appear in the Debenture Register or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

If on the Business Day following the Designated Event Repurchase Date the Trustee (or other paying agent appointed by the Company) holds money sufficient to repurchase all the Debentures or portions thereof that are to be purchased as of the Designated Event Repurchase Date, then as of the Designated Event Repurchase Date (i) the Debentures will cease to be Outstanding, (ii) Interest on the Debentures will cease to accrue, and (iii) all other rights of the Holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or paying agent, other than the right to receive the repurchase price upon delivery of the Debentures.

(f) The Company will comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable, file a Schedule TO or any other required schedule under the Exchange Act, and otherwise comply with all applicable federal and state securities laws in connection with the repurchase rights of the Holders of Debentures in the event of a Designated Event.

Section 3.02. Optional Redemption by the Company.

(a) The Company may redeem (a “Company Redemption”) the Debentures (other than Debentures that the Company is required to repurchase in connection with a Designated Event) for cash, in whole at any time or in part from time to time, on or after November 15, 2016 and until the maturity date of the Debentures, in each case upon the notice set forth in Section 3.02(b), at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest, and Additional Interest, if any, to, but excluding, the Redemption Date; provided, however, that if the Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, and Additional Interest, if any, on such Interest Payment Date to the Debentureholder of record at the close of business on the corresponding Record Date (instead of the Debentureholder surrendering its Debentures for redemption) and the Redemption Price shall be equal to 100% of the principal amount of the Debentures to be redeemed; provided, that the Company may exercise this right only if the Last Reported Sale Price per share of the Common Stock exceeds one hundred and forty percent (140%) of the Conversion Price for at least twenty (20) Trading Days (whether or not consecutive) in a period of thirty (30) consecutive Trading Days, ending on the Trading Day prior to the date the Company gives such notice of its election to cause a Company Redemption (in accordance with Section 3.02(b)).

(b) In each case the Company shall desire to exercise the right to redeem all or any part of the Debentures pursuant to Section 3.02(a), it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than ten (10) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be delivered, the Trustee in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such redemption not fewer than thirty (30) days nor more than sixty (60) days prior to the Redemption Date to each Debentureholder so to be redeemed in whole or in part at its last address as the same appears on the Debenture Register; provided, that if the Company makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee, provided further that the text of the notice shall be prepared by the Company. Such delivery shall be by first-class mail or, in the case of Global Debentures, pursuant to the standing procedures and instructions existing between the Depositary and the custodian for the Global Debentures. The notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not any such Debentureholder receives such notice. In any case, failure to give such notice by mail or by electronic transmission or any defect in the notice to the Debentureholder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

Each such notice of redemption shall specify: (i) the aggregate principal amount of Debentures to be redeemed, (ii) the CUSIP number or numbers of the Debentures being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Debentures are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Debentures, (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the Debentureholder has a right to exchange the Debentures called for redemption, (viii) the Conversion Rate on the date of such notice and (ix) the time and date on which the right to exchange such Debentures or portions thereof pursuant to this Indenture will expire. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed (including CUSIP numbers, if any). In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

Whenever any Debentures are to be redeemed, the Company will give the Trustee written notice of the Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of Debentures to be redeemed, not fewer than 30 days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the paying agent (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 4.04(b)) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion) at the appropriate Redemption Price; provided, that if such payment is made on the Redemption Date, it must be received by the paying agent, by 11:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the paying agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the Redemption Price. If any Debenture called for redemption is exchanged pursuant hereto prior to such Redemption Date, any money deposited with the paying agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company or, if then held by the Company, shall be discharged from such trust.

If less than all of the Outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debenture or the Physical Debentures to be redeemed in principal amounts of $1,000 or multiples thereof by lot, pro rata or by another method the Trustee deems fair and appropriate (in such manner as complies with the standing procedures and instructions existing between the Depositary and the custodian for the Debentures). If any Physical Debenture selected for redemption is submitted for exchange in part after such selection, the portion of such Physical Debenture submitted for exchange shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is submitted for exchange in part before the provision of the notice of redemption.

Upon any redemption of less than all of the Outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures that are unexchanged and Outstanding at the time of redemption, treat as Outstanding any Debentures surrendered for conversion during the period of 15 days preceding the provision of a notice of redemption and may (but need not) treat as Outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

(c) If notice of redemption has been given as provided in this Section 3.02, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless exchanged pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Company shall default in the payment of such Debentures at the Redemption Price, interest on the Debentures or portion of Debentures so called for redemption shall cease to accrue on and after the Redemption Date and, after the close of business, on the second Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of the Redemption Price) such Debentures shall cease to be exchangeable pursuant to this Indenture and, except as provided in Section 7.05 and Section 12.02, to be entitled to any benefit or security under this Indenture, and the Debentureholders thereof shall have no right in respect of such Debentures except the right to receive the Redemption Price thereof. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date.

Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Debentureholder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

(d) There shall be no sinking fund provided for the Debentures.

Section 3.03. Repayment to the Company. The Trustee (or other paying agent appointed by the Company) shall return to the Company any cash that remains unclaimed as provided in the Debentures, together with Interest, if any, thereon, held by them for the payment of the repurchase price or Redemption Price, as the case may be; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.01 or Section 3.02 exceeds the aggregate purchase price of the Debentures or portions thereof that the Company is obligated to purchase as of the Designated Event Repurchase Date or redeem as of the applicable Redemption Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Designated Event Repurchase Date or Redemption Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

Section 3.04. Acceleration; Payments to Debentureholders. In the event of the acceleration of the Debentures because of an Event of Default (except in the case of an acceleration resulting from a default by the Company in the payment of the repurchase price upon the occurrence of a Designated Event or the Redemption Price, as applicable), no payment or distribution shall be made to the Trustee or any Debentureholder in respect of the principal of or Interest on the Debentures submitted for repurchase in accordance with Section 3.01 or redemption in accordance with Section 3.02 as provided in this Indenture, until such acceleration is rescinded in accordance with the terms of this Indenture.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including the repurchase price upon repurchase pursuant to ARTICLE 3), and Interest (including Additional Interest, if any) on, each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures.

Section 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, the City of New York, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the corporate trust office of the Trustee in The Borough of Manhattan, which office is located at: U.S. Bank National Association, Attention: Corporate Trust Administration, 100 Wall Street, Suite 1600, New York, NY 10005.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as paying agent, Debenture Registrar, Custodian and Conversion Agent and each of the Corporate Trust Office and the office of agency of the Trustee in The Borough of Manhattan, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

So long as the Trustee is the Debenture Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.10(a) and the third paragraph of Section 7.11. If co-registrars have been appointed in accordance with this Section 4.02, the Trustee shall mail such notices only to the Company and the Holders of Debentures it can identify from its records.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent.

(a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(1) that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of all of the Debentureholders;

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of or Interest on the Debentures when the same shall be due and payable; and

(3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of or Interest on the Debentures, deposit with the paying agent a sum (in funds that are immediately available on the due date for such payment) sufficient to pay such principal or Interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.

(b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of or Interest on the Debentures, set aside, segregate and hold in trust for the benefit of all Debentureholders a sum sufficient to pay such principal or Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of or Interest on the Debentures when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 12.03 and Section 12.04.

The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

Section 4.05. Existence. Subject to ARTICLE 11, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Debentureholders.

Section 4.06. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or Interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company, a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Company shall deliver to the Trustee, as soon as practicable, and in any event within thirty (30) days after any officer of the Company becoming aware thereof, (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 4.07 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 4.08. Commission and Other Reports; 144A Information.

(a) If, at any time during the six-month period beginning on, and including, the date that is six months after the last original issuance date of the Debentures or any issuance of Additional Debentures in a qualified reopening occurring within 365 days of the date hereof, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable extensions thereunder and other than reports on Form 8-K), as applicable, or the Debentures are not otherwise freely tradable by Holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Debentures), the Company shall pay Additional Interest on the Debentures. Such Additional Interest shall accrue on the Debentures at the rate of 0.25% per annum of the principal amount of the Debentures outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Debentures are not freely tradable, which rate shall be increased by an additional 0.25% per annum following the 90th day on which such Additional Interest has accrued; provided that the rate at which such Additional Interest accrues may in no event exceed 0.50% per annum. As used in this Section 4.08(a), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Such Additional Interest will be payable in arrears on each Interest Payment Date following accrual to Holders as of the close of business on the relevant Record Date in the same manner as regular interest on the Debentures.

(b) If, and for so long as, the Restricted Debentures Legend on the Debentures specified in Section 2.06(a) has not been removed, the Debentures are assigned a Restricted Debentures CUSIP number or the Debentures are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Debentures) as of the 365th day after the last original issuance date of the Debentures, the Company shall pay Additional Interest on the Debentures at an annual rate equal to 0.50% of the principal amount of Debentures. As long as one or more of the conditions described in the preceding sentence continues, the Company shall pay Additional Interest in cash on each Interest Payment Date of each year, or if any such day is not a Business Day, the immediately following Business Day, to the Holder of the Debentures as of the close of business on the relevant Record Date; provided further that when none of the conditions described this Section 4.08(b) is continuing, accrued and unpaid Additional Interest payable as a result of this Section 4.08(b) through the date of cure will be paid in cash on the immediately following Interest Payment Date to the Holder of the Debentures as of the close of business on the relevant Record Date.

(c) The Additional Interest that is payable in accordance with Section 4.08(a) or Section 4.08(b) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.02.

(d) If Additional Interest is payable by the Company pursuant to Section 4.08(a) or Section 4.08(b), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

ARTICLE 5

DEBENTUREHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Debentureholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each May 1 and November 1 in each year beginning with May 1, 2013, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Debentures as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Debenture Registrar.

Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Debentures contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Debenture Registrar or co-registrar in respect of the Debentures, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(a) The rights of Debentureholders to communicate with other Holders of Debentures with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(b) Every Debentureholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders of Debentures made pursuant to the Trust Indenture Act.

Section 5.03. Reports by Trustee.

(a) Within sixty (60) days after November 15 of each year commencing with the year 2013, the Trustee shall transmit to Holders of Debentures such reports dated as of November 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act the Trustee shall be under no duty or obligation to provide such reports.

(b) A copy of such report shall, at the time of such transmission to Holders of Debentures, be filed by the Trustee with each stock exchange and automated quotation system upon which the Debentures are listed and with the Company. The Company will promptly notify the Trustee in writing when the Debentures are listed on any stock exchange or automated quotation system or delisted therefrom.

Section 5.04. Reports by Company. The Company shall file with the Trustee (and the Commission if at any time after this Indenture becomes qualified under the Trust Indenture Act), and transmit, or cause the Trustee to transmit, to Holders of Debentures, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Debentures are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificates).

ARTICLE 6

REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON AN EVENT OF DEFAULT

Section 6.01. Events of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default in the payment of the principal of any of the Debentures as and when the same shall become due and payable either at maturity or in connection with any repurchase, by acceleration or otherwise; or

(b) default in the payment of any installment of Interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or

(c) default in the Company’s obligation to deliver Common Stock, cash or other property following the exercise by the Debentureholder or the Company, as the case may be, of the right to convert such Debentures pursuant to and in accordance with ARTICLE 14; or

(d) default in the Company’s obligation to pay the repurchase price upon the occurrence of a Designated Event or the Redemption Price of any Debenture when due; or

(e) default in the Company’s obligation to provide a Designated Event Notice as provided in Section 3.01 or notice pursuant to Section 14.01(c); or

(f) the Company’s failure to comply with the provisions of Article 11 of this Indenture; or

(g) default by the Company or any Subsidiary under any mortgage, indenture or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed, whether such indebtedness now exists or will hereafter be created, which default (i) results in the acceleration of such indebtedness prior to its express maturity, if such declaration of acceleration is not rescinded or annulled within thirty (30) days after the Company has received notice of such acceleration or (ii) is caused by a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, if such default is not cured or waived within thirty (30) days after the date when the payment was due, and the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness the maturity of which has been so accelerated as described above in clause (i), aggregates $10 million or more; provided that, in the case of clause (i), if such declaration of acceleration is annulled or rescinded or, in the case of clause (ii), if such default is cured or waived, the related Event of Default with respect to the Debentures will be deemed cured for purposes of this Indenture; or

(h) the entry by a court of competent jurisdiction of a final judgment for the payment of $10 million or more (excluding any amounts covered by insurance) rendered against us or any of our Subsidiaries, which judgment is not vacated, discharged, satisfied or stayed pending appeal within sixty (60) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished, and with respect to which legal enforcement proceedings have been commenced; or

(i) failure on the part of the Company to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and a Responsible Officer of the Trustee by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 8.04; or

(j) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(k) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding hereunder determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare one hundred percent (100%) of the principal of all the Debentures and the Interest accrued and unpaid thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. If an Event of Default specified in Section 6.01(h) or 6.01(i) occurs, the principal of all the Debentures and the Interest accrued and unpaid thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of Interest upon all Debentures and the principal of any and all Debentures that shall have become due otherwise than by acceleration (with interest on overdue installments of Interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 7.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid Interest on Debentures that shall have become due by acceleration, shall have been cured or waived pursuant to Section 6.08, then and in every such case the Holders of a majority in aggregate principal amount of the Debentures then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of Debentures, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders of Debentures, and the Trustee shall continue as though no such proceeding had been taken.

Section 6.02. Additional Interest. Notwithstanding any provisions of this Indenture to the contrary, if the Company so elects, the sole remedy during the first 365 days following an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) its failure to comply with its reporting obligations set forth in Section 4.08, shall consist exclusively of the right to receive additional interest on the Debentures, as long as such Event of Default is continuing, at a rate equal to (x) 0.25% per annum of the principal amount of the Debentures outstanding (“Additional Interest”) for each day during the 180-day period beginning on, and including, the date on which such Event of Default first occurs during which Event of Default is continuing and (y) 0.50% per annum of the principal amount of the Debentures outstanding for each day during the 185-day period beginning on, and including the 181st day that such Event of Default is continuing. If the Company elects to pay Additional Interest on account of such an Event of Default, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Debentures. On the 366th day after such Event of Default occurs (if such Event of Default relating to reporting obligations set forth in Section 4.08 is not cured or waived on or prior to such 366th day), the Debentures shall be subject to acceleration as provided in Section 6.01. This Section 6.02 shall not affect the rights of Holders of Debentures in the event of the occurrence of any other Event of Default.

In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of an Event of Default described in the immediately preceding paragraph, the Company must give written notice to all Holders of Debentures, the Trustee and the Paying Agent of such election on or prior to the beginning of such 365-day period. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.02 or the Company elected to make such payments but does not pay the Additional Interest when due, the Debentures shall be immediately subject to acceleration as provided in Section 6.01.

Section 6.03. Payments of Debentures on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of Interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or in connection with any repurchase, redemption, by acceleration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of all Debentureholders, the whole amount that then shall have become due and payable on all such Debentures for principal and Interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of Interest at the rate borne by the Debentures, plus one percent (1%) and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 7.06. Until such demand by the Trustee, the Company may pay the principal of and Interest on the Debentures to the registered Holders, whether or not the Debentures are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.03, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and Interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Debentures, and it shall not be necessary to make any Holders of the Debentures parties to any such proceedings.

Section 6.04. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this ARTICLE 6 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.06;

SECOND: In case the principal of the Outstanding Debentures shall not have become due and be unpaid, to the payment of Interest on the Debentures in default in the order of the maturity of the installments of such Interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of Interest at the rate borne by the Debentures, such payments to be made ratably to the Persons entitled thereto;

THIRD: In case the principal of the Outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Debentures for principal and Interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of Interest at the rate borne by the Debentures, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and Interest without preference or priority of principal over Interest, or of Interest over principal, or of any installment of Interest over any other installment of Interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and accrued and unpaid Interest; and

FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 6.05. Proceedings by Debentureholder. No Debentureholder shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such Debentureholder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee during such sixty (60) day period pursuant to Section 6.08; it being understood and intended, and being expressly covenanted by the taker and every Debentureholder with every other taker and Debentureholder and the Trustee, that no one or more Holders of Debentures shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Debentureholder, or to obtain or seek to obtain priority over or preference to any other such Debentureholder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Debentures (except as otherwise provided herein). For the protection and enforcement of this Section 6.05, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any Debentureholder to receive payment of the principal of (including the repurchase price upon repurchase or redemption pursuant to ARTICLE 3) and accrued and unpaid Interest on such Debenture, on or after the respective due dates expressed in such Debenture or, in the event of repurchase or redemption, on or after the relevant repurchase date or Redemption Date, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Debentureholder.

Anything in this Indenture or the Debentures to the contrary notwithstanding, any Debentureholder, without the consent of either the Trustee or the any other Debentureholder, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 6.06. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.07. Remedies Cumulative and Continuing. Except as provided in Section 2.08, all powers and remedies given by this ARTICLE 6 to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Debentureholder to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.05, every power and remedy given by this ARTICLE 6 or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

Section 6.08. Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders. The Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action that is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Debentureholder to the detriment of other Holders of Debentures and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 8.04 may, on behalf of the Holders of all of the Debentures, waive any past default or Event of Default hereunder and rescind its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of and interest on the Debentures that have become due solely by such declaration of acceleration, have been cured or waived, except (i) a default in the payment of Interest on, or the principal of, the Debentures, (ii) a failure by the Company to convert any Debentures into Common Stock, cash or a combination of Common Stock and cash pursuant to ARTICLE 14, (iii) a default in the payment of the Designated Event Repurchase Price upon the occurrence of a Designated Event or the Redemption Price pursuant to ARTICLE 3, or (iv) in respect of a covenant or provisions hereof that under ARTICLE 10 cannot be modified or amended without the consent of the Holders of each or all Debentures then Outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the Holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.08, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 6.09. Notice of Defaults. The Trustee shall, within ninety (90) days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default, mail to all Debentureholders, as the names and addresses of such Holders appear upon the Debenture Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of or Interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Debentureholders.

Section 6.10. Undertaking to Pay Costs. All parties to this Indenture agree, and each Debentureholder by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.10 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than ten percent (10%) in principal amount of the Debentures at the time Outstanding determined in accordance with Section 8.04, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or Interest on any Debenture on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of ARTICLE 14.

ARTICLE 7

THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Debentures at the time Outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Debentures; and

(f) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debentures and this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(j) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Debentures (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04. Trustee, Paying Agents, Conversion Agents or Debenture Registrar May Own Debentures. The Trustee, any paying agent, the Conversion Agent or Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent, Conversion Agent or Debenture Registrar.

Section 7.05. Monies to be Held in Trust. Subject to the provisions of Section 12.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or reasonable expense including taxes (other than franchise taxes and taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, any Debentureholder or any other Person) of liability in connection with the exercise or performance of any of its or their powers or duties hereunder. If the Company fails to compensate or indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances under this Section 7.06, the Trustee’s claim shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Debentures. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 7.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 7.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this ARTICLE 7.

Section 7.10. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Debentures. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Debentureholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Debentureholder who has been a bona fide Holder of a Debenture or Debentures for at least six (6) months may, subject to the provisions of Section 6.10, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 7.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide Holder of a Debenture or Debentures for at least six (6) months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.10, any Debentureholder who has been a bona fide Holder of a Debenture or Debentures for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Debentureholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Debentureholder, or if such Trustee so removed or any Debentureholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 7.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(e) Notwithstanding the replacement of the Trustee pursuant to this Section 7.10, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless, at the time of such acceptance, such successor trustee shall be compliant with the provisions of Section 7.08 and be eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Debentures at their addresses as they shall appear on the Debenture Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.12. Succession by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be compliant with the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Debentures in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Debentures or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

ARTICLE 8

THE DEBENTUREHOLDERS

Section 8.01. Action by Debentureholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of ARTICLE 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Debentures, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Debentureholders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Debentureholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debenture Registrar.

The record of any Debentureholders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent, the Conversion Agent and any Debenture Registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debenture Registrar) for the purpose of receiving payment of or on account of the principal of and Interest on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor the Conversion Agent nor any Debenture Registrar shall be affected by any notice to the contrary. All such payments so made to any Debentureholder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

Section 8.04. Company-owned Debentures Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures that are owned by the Company or any other obligor on the Debentures or any Affiliate of the Company or any other obligor on the Debentures shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Debentures that a Responsible Officer knows are so owned shall be so disregarded. Debentures so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are Outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any Debentureholder that is shown by the evidence to be included in the Debentures the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by any Debentureholder shall be conclusive and binding upon such Debentureholder and upon all future Holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

ARTICLE 9

MEETINGS OF DEBENTUREHOLDERS

Section 9.01. Purpose of Meetings. A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this ARTICLE 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of ARTICLE 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of ARTICLE 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to Holders of Debentures at their addresses as they shall appear on the Debenture Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Debentureholders shall be valid without notice if the Holders of all Debentures then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Debentures Outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03. Call of Meetings by Company or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least ten percent (10%) in aggregate principal amount of the Debentures then Outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Debentureholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Debentureholders a person shall (a) be a Holder of one or more Debentures on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a Holder of one or more Debentures on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 9.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting each Debentureholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the Holders of Debentures or of their representatives by proxy and the Outstanding principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07. No Delay of Rights by Meeting. Nothing contained in this ARTICLE 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Debentureholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) To cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders of the Debentures;

(b) to provide for the assumption by a successor corporation of the Company’s obligations under this Indenture pursuant to Article 11;

(c) to add guarantees with respect to the Debentures;

(d) to secure the Debentures;

(e) to add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to make any change that does not adversely affect the rights of any Holder;

(g) to appoint a successor Trustee with respect to the Debentures; or

(h) to conform the provisions of this Indenture to the “Description of Debentures” section of the Offering Memorandum.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indenture With Consent of Debentureholders. With the consent (evidenced as provided in ARTICLE 8) of the Holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, reduce the rate or extend the stated time for payment of Interest thereon, reduce the principal amount thereof, reduce any amount payable upon repurchase or redemption thereof, reduce the amount of principal payable upon acceleration of maturity of any Debenture, impair the right of any Debentureholder to institute suit for the payment thereof, make the principal thereof or Interest thereon payable in any coin or currency other than that provided in the Debentures (whether through an amendment or waiver of provisions in the covenants, definitions or otherwise), make any change that adversely affects the conversion rights of any Debenture, change the obligation of the Company to repurchase any Debenture upon the happening of a Designated Event or to pay the Redemption Price in a manner adverse to the Holders of the Debentures, change the obligation of the Company to repurchase any Debenture on a Designated Event Repurchase Date in a manner adverse to the Holders of the Debentures, reduce the number of shares of Common Stock or amount of other property receivable upon conversion of the Debentures, change the ranking of the Debentures, modify any of the provisions of Section 10.02 or Section 6.08, except to increase the percentage of Debentures, the Holders of which are required to consent, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debenture so affected, change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth therein, or reduce the quorum or voting requirements set forth in ARTICLE 9 or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Debentures then Outstanding.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Debentureholders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the required number of Holders approve the substance thereof.

Section 10.03. Effect of Supplemental Indenture; Notice to Holders. Any supplemental indenture executed pursuant to the provisions of this ARTICLE 10 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 10.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this ARTICLE 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Debentures shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

After an amendment, supplement or waiver under the Indenture becomes effective, the Company shall mail to the Holders affected by such amendment, supplement or waiver a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Section 10.04. Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this ARTICLE 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.10) and delivered in exchange for the Debentures then Outstanding, upon surrender of such Debentures then Outstanding.

Section 10.05. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this ARTICLE 10 and is otherwise authorized or permitted by this Indenture.

ARTICLE 11

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 11.01. Company May Consolidate on Certain Terms. The Company shall not consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company or its successor or successors be a party or parties to successive consolidations or mergers, nor shall the Company sell, convey, transfer or lease all or substantially all the property and assets of the Company, to any other Person (whether or not affiliated with the Company) , unless: (i) the Company is the surviving Person, or the resulting, surviving or transferee Person (if not the Company) is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such Person (if not the Company) expressly assumed by supplemental indenture all of the Company’s obligations under the debentures and this Indenture; and (ii) immediately after giving effect to the transaction described above, no default or Event of Default, and no event that, after notice or lapse of time or both, would become a default or an Event of Default, shall have happened and be continuing.

Section 11.02. Successor to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the payment of the principal of and Interest on all of the Debentures pursuant to their terms and the performance of all of the covenants and conditions of this Indenture to be performed by the Company pursuant to the terms set forth herein, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Safeguard Scientifics, Inc. any or all of the Debentures, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this ARTICLE 11 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

Section 11.03. Non-Substantive Changes to Debentures. In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

Section 11.04. Opinion of Counsel to Be Given to Trustee. The Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this ARTICLE 11.

ARTICLE 12

SATISFACTION AND DISCHARGE OF INDENTURE

Section 12.01. Discharge of Indenture. When (a)(i) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, (b) the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Debentures (other than any Debentures that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and Interest due or to become due to such date of maturity, and (c) if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (1) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures, (2) rights hereunder of Debentureholders to receive payments of principal and Interest on, the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (3) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 7.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

Section 12.02. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 12.04, all monies deposited with the Trustee pursuant to Section 12.01, shall be held in trust for the sole benefit of the Debentureholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular Debentures for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and Interest.

Section 12.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Debentures (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 12.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal or Interest on Debentures and not applied but remaining unclaimed by the Holders of Debentures for two years after the date upon which the principal of or Interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and any Debentureholder shall thereafter look only to the Company for any payment that such Debentureholder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 12.05. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 12.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 12.02; provided that if the Company makes any payment of Interest on or principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or paying agent.

ARTICLE 13

IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

Section 13.01. Indenture and Debentures Solely Corporate Obligations. No recourse for the payment of the principal of or Interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

ARTICLE 14

CONVERSION OF DEBENTURES

Section 14.01. Debentureholder’s Right to Convert.

(a) Subject to the provisions of this Indenture, any Debentureholder shall have the right, at such Debentureholder’s option, to convert the principal amount of its Debenture, or any portion of such principal amount that is a multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Debenture so to be converted in whole or in part, if any of the following conditions are satisfied:

(i) Prior to the close of business on the Business Day immediately preceding November 15, 2017, any Debentureholder may surrender a Debenture for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after December 31, 2012 if the Last Reported Sale Price per share of the Common Stock for at least twenty (20) Trading Days (whether or not consecutive) during the period of the thirty (30) consecutive Trading Days ending on the last Trading Day of the preceding fiscal quarter is greater than or equal to one hundred and thirty percent (130%) of the Conversion Price on each such Trading Day (the “Sales Price Condition”). The Company shall determine at the beginning of each calendar quarter commencing after the calendar quarter ending on December 31, 2011 whether the Sales Price Condition has been met and, if the Company determines that the Sales Price Condition has been met, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing as soon as reasonably practicable after such determination.

(ii) Prior to the close of business on the Business Day immediately preceding November 15, 2017, any Debentureholder may surrender a Debenture for conversion during the five (5) Business Day period commencing on the Business Day immediately following any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Debentures for each Trading Day of such Measurement Period was less than ninety-eight percent (98%) of the product of the Last Reported Sale Price per share of the Common Stock multiplied by the Conversion Rate on each such Trading Day (such condition, the “Trading Price Condition”).

The Bid Solicitation Agent shall have no obligation to determine the Trading Price of Debentures unless the Company has requested such determination, and the Company shall have no obligation to make such request, unless, in addition to the requirements of Section 14.03, a Debentureholder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Debentures would be less than ninety-eight percent (98%) of the product of the Last Reported Sale Price per share of the Common Stock multiplied by the applicable Conversion Rate.

At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Debentures is greater than or equal to ninety-eight percent (98%) of the product of the Last Reported Sale Price per share of the Common Stock multiplied by the applicable Conversion Rate. If, at any time after the Trading Price Condition has been satisfied then the Company shall so notify all Holders of Debentures, the Trustee and the Conversion Agent (if other than the Trustee) as soon as practicable, but in any event not more than one Business Day following any such occurrence of the Trading Price Condition. The Company shall initially act as the Bid Solicitation Agent, and may appoint another Person as the Bid Solicitation Agent without prior notice to the Holders.

(iii) If a Fundamental Change, a Make-Whole Fundamental Change occurs or a consolidation, merger, combination or statutory share exchange involving us or a sale, lease or other transfer of all or substantially all of assets of the Company, pursuant to which the Common Stock would be converted into cash, securities or other assets, in each case occurs prior to prior to November 15, 2017, regardless of whether a Holder has the right to require the Company to repurchase the Debentures, then the Company shall notify all Holders and the Trustee and the Conversion Agent (if other than the Trustee) as promptly as practicable following (I) as promptly as practicable following the date the Company publicly announces such transaction, but in no event fewer than thirty-five (35) Scheduled Trading Days prior to the anticipated effective date of such transaction, or (II) if we do not have knowledge of such transaction at least thirty-five (35) Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction, but in no event later than the actual effective date of such transaction. Notwithstanding the foregoing, in no event shall the Company be required to provide such notice to the Holders and the Trustee before the earlier of such time the Company or its Affiliates (A) have publicly disclosed or acknowledged the circumstances giving rise to such anticipated event or (B) are required to publicly disclose under applicable law or the rules of any stock exchange on which Company’s equity is then listed the circumstances giving rise to such anticipated event. The Company shall use its commercially reasonable efforts to make such determination in time to deliver such notice no later than thirty-five (35) Scheduled Trading Days prior to such anticipated effective date. The Debentures may be surrendered for conversion at any time from, and including, the thirty-fifth (35th) Scheduled Trading Day prior to the anticipated effective date of such transaction to, and including, the thirty-fifth (35th) Trading Day following such effective date or, if such transaction also constitutes a Fundamental Change, until the related Designated Event Repurchase Date; provided, however, that if the Company announces a transaction that causes the Debentures to become convertible pursuant to this Section 14.01(a)(iii), but the transaction is not consummated, then from and after the date the Company publicly announces that the transaction will not occur, the Debentures will cease to be convertible pursuant to this Section 14.01(a)(iii) on account of such transaction.

(iv) In the event that the Company has delivered a notice of redemption in accordance with Section 3.02 of this Indenture to the Debentureholders, a Debentureholder may convert Debentures at any time prior to the close of business on the Business Day immediately preceding the corresponding Redemption Date, even if such Debenture are not otherwise convertible at such time, after which time the Debentureholder’s right to convert will expire (unless there is a Default in the payment of the Redemption Price, in which case a Debentureholder may exchange such Debentures until the Redemption Price has been paid or duly provided for); provided, however, that a Debentureholder who has delivered an Option to Elect Repurchase Upon a Designated Event with respect to a Debenture may not exchange such Debenture until the Debentureholder has withdrawn the Option to Elect Repurchase Upon a Designated Event in accordance with the terms of the Debenture and this Indenture.

(b) Notwithstanding the provisions of Section 14.01(a), at any time beginning on November 15, 2017 and until the close of business on the second Business Day immediately preceding the maturity date of the Debentures, any Debentureholder shall have the right, at such Debentureholder’s option, to convert the principal amount of its Debenture in integral multiples of $1,000 principal amount at the Conversion Rate in effect at such time, by surrender of the Debenture so to be converted in whole or in part.

(c) If (i) the Company elects to issue to all or substantially all holders of its Common Stock rights, warrants or options entitling them (for a period expiring within forty-five (45) days of the announcement of such issuance,) to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Days immediately preceding, but not including, the announcement date for such distribution, or (ii) the Company distributes to all or substantially all holders of its Common Stock, assets, debt securities or rights, options or warrants to purchase its securities, where the Fair Market Value of such distribution per share of Common Stock, as reasonably determined by the Board of Directors, exceeds five percent (5%) of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date for such distribution, then, in either case, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) at least thirty-five (35) Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. The Debentures may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such distribution until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the date the Company publicly announces that such issuance or distribution will not take place; provided that no adjustment to the Conversion Rate will be made nor will a Holder of a Debenture be able to convert (and need not be given advance notice of the issuance or distribution) pursuant to this Section 14.01(c) if such Holder will otherwise participate (as a result of holding the Debentures, and at the same time and on the same terms as Common Stock holders participate) in such issuance or distribution without conversion.

Section 14.02. Conversion After Exercise of Option to Elect to Repurchase Upon a Designated Event; No Stockholder Rights. Notwithstanding any other provision of this ARTICLE 14, a Debenture in respect of which a Debentureholder is electing to exercise its Option to Elect to Repurchase Upon a Designated Event pursuant to Section 3.01 may be converted only if such Debentureholder withdraws its election in accordance with Section 3.01(b). A Debentureholder is not entitled to any rights of a holder of Common Stock until (i) such Debentureholder has converted its Debentures to Common Stock, (ii) on and after the Mandatory Conversion Date, or (iii) otherwise to the extent such Debentures are deemed to have been converted to Common Stock under this ARTICLE 14.

Section 14.03. Conversion Procedure and Payment Upon Conversion.

(a) If a Debenture is surrendered for conversion pursuant to this Section 14.03, then:

(i) the Company shall deliver, through the Conversion Agent, the following Conversion Consideration to such Debentureholder:

(1) if Physical Settlement applies to such conversion, a number of fully paid and non-assessable shares of Common Stock equal to the product of the principal amount of such Debenture to be converted (expressed in thousands) multiplied by the Conversion Rate in effect on the Conversion Date of such conversion; provided, however, that if such product is not a whole number, then the Company will pay a cash amount in lieu of issuing any fractional share, which cash amount shall paid in accordance with Section 14.04;

(2) if Cash Settlement applies to such conversion, a cash amount equal to the product of the principal amount of such Debenture (expressed in thousands) multiplied by the Conversion Value applicable to such conversion; and

(3) if Combination Settlement applies to such conversion,

a. a cash amount equal to the lower of (i) the Fixed Cash Amount applicable to such conversion and (ii) the Conversion Value applicable to such conversion; and

b. a number of shares of Common Stock, if any, equal to the sum, for each Trading Day in the Observation Period applicable to such conversion, of one twenty-fifth (1/25th) of a fraction (i) whose numerator is the excess, if any, of (1) the product of the Conversion Rate in effect on such Trading Day and the VWAP per share of Common Stock on such Trading Day over (2) the Fixed Cash Amount applicable to such conversion and (ii) whose denominator is such VWAP per share of Common Stock; provided, however, that if such sum is not a whole number, then the Company will pay a cash amount in lieu of issuing any fractional share, which cash amount shall paid in accordance with Section 14.04;

(ii) except as provided in Section 14.06(h), the Conversion Consideration due upon such conversion shall be delivered by the Company as follows: (1) if Physical Settlement applies to such conversion, on the third (3rd) Trading Day following the Conversion Date of such conversion (or, if earlier, the maturity date of the Debentures); and (2) in all other cases, on the third (3rd) Trading Day following the final Trading Day of the Observation Period applicable to such conversion;

(iii) if Physical Settlement applies to such conversion, then the person in whose name the certificate representing the shares of Common Stock constituting the Conversion Consideration due upon such conversion shall be treated as a stockholder of record of such shares as of the close of business on the Conversion Date of such conversion;

(iv) if Combination Settlement applies to such conversion, then the person in whose name the certificate representing the shares of Common Stock, if any, constituting the Conversion Consideration due upon such conversion shall be treated as a stockholder of record of such shares of Common Stock as of the close of business on the last Trading Day (the “Relevant Trading Day”) of the relevant Observation Period applicable to such conversion; and

(v) on and after the Conversion Date for such conversion, all rights of the Debentureholder with respect to such Debenture shall terminate, other than the right to receive the Conversion Consideration due upon such conversion in accordance with this Indenture.

The Settlement Method applicable to each conversion of a Debenture shall be determined in accordance with Section 14.03(b).

(b) If a Debenture is surrendered for conversion in accordance with this Section 14.03, then the Company shall, no later than the second (2nd) Scheduled Trading Day immediately after such Conversion Date, provide written notice (the “Settlement Method Election Notice”) to the Debentureholder surrendering such Debenture for conversion and the Conversion Agent, through the Trustee, of whether the Conversion Consideration due upon such conversion shall be determined pursuant to Section 14.03(a)(i)(1) (a “Physical Settlement”), Section 14.03(a)(i)(2) (a “Cash Settlement”) or Section 14.03(a)(i)(3) (a “Combination Settlement”), which Settlement Method Election Notice shall also state, in the case of Combination Settlement, the maximum amount of cash (excluding cash, if any, payable in lieu of any fractional share) due upon such conversion per $1,000 principal amount of such Debenture (such maximum cash amount per $1,000 principal amount, the “Fixed Cash Amount”); provided, however, that the decision regarding the type of Settlement Method to be used shall be in the Company’s sole discretion; provided further, however, that:

(i) if the Company is required to provide a Settlement Method Election Notice for such conversion pursuant to this Section 14.03(b) and fails to do so in accordance with this Section 14.03(b), then Combination Settlement, with an Fixed Cash Amount equal to one thousand dollars ($1,000), shall apply to such conversion; or

(ii) the Company may, prior to the close of business on April 1, 2018, deliver a one-time notice (the “Free Convertibility Period Settlement Method Election Notice”) to Holders of Debentures, the Trustee and the Conversion Agent, irrevocably designating the Settlement Method that shall apply to each and every conversion of a Debenture whose Conversion Date occurs on or after April 1, 2018; if the Company so provides a Free Convertibility Period Settlement Method Election Notice, then the Company cannot thereafter rescind such notice;

(iii) if, on the close of business on the Business Day immediately preceding April 1, 2018, the Company has not theretofore provided a Free Convertibility Period Settlement Method Election Notice in accordance with Section 14.03(b)(ii), then Combination Settlement, with a Fixed Cash Amount equal to one thousand dollars ($1,000), shall apply to each and every conversion of any Debenture whose Conversion Date is on or after April 1, 2018; and

(iv) Notwithstanding anything in this Indenture or the Debentures to the contrary, if the Conversion Dates of two (2) or more conversions of any Debentures occur on the same Trading Day, then the same Settlement Method shall apply to each of such conversions.

(c) Upon conversion of a Debenture in accordance with Section 14.03, the Debentureholder of such Debenture shall not be entitled to receive, on account of such conversion, any separate cash payment for accrued and unpaid Interest thereon, except as provided in the immediately following sentence. If a Debentureholder surrenders a Debenture for conversion after the close of business on a Record Date and prior to the immediately following Interest Payment Date, then, notwithstanding such conversion, the Interest payable with respect to such Debenture on such date of Interest payment shall be paid on such date of Interest payment to such Debentureholder at the close of business on such Record Date; provided, however, that such Debenture, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the Interest payable on such date of Interest payment on the portion of such Debenture to be so converted, except that no such payment is required if either (i) the Company shall have specified a Designated Event Repurchase Date that is after such Record Date and on or prior to such Interest Payment Date, or (ii) the Conversion Date for such conversion is after the Record Date that immediately precedes the date of the maturity of the Debentures; provided further, however, that, if the Company shall have, prior to the Conversion Date with respect to a Debenture, defaulted in a payment of Defaulted Interest on such Debenture, then in no event shall such Debentureholder who surrenders such Debenture for conversion be required to pay such Defaulted Interest or the Interest that shall have accrued on such Defaulted Interest (it being understood that nothing in this Section 14.03(c) shall affect the Company’s obligations under ARTICLE 6).

(d) If a Debentureholder converts more than one Debenture at the same time, the number of full shares of Common Stock issuable, if any, upon such conversion shall be based on the aggregate principal amount of all Debentures converted.

(e) Upon surrender of a Debenture that is converted in part, The Company shall execute, and the Trustee shall authenticate for such Debentureholder, a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered.

(f) If the last day on which a Debenture may be converted is not a Business Day, then the Debenture may be surrendered to the Conversion Agent on the next succeeding day that is a Business Day.

(g) The Company’s delivery of the Conversion Consideration due upon any conversion of a Debenture will be deemed to satisfy in full the Company’s obligation to pay (i) the principal amount of such Debenture; and (ii) accrued and unpaid Interest to, but excluding, the Conversion Date of such conversion. As a result, accrued and unpaid Interest to, but excluding, such Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(h) Subject to Section 14.03(e) and Section 14.08, before any Holder of a Debenture, or beneficial owner of an interest in a Global Debenture, shall be entitled to convert a Debenture as set forth above, such Holder or beneficial owner shall (i) in the case of a Global Debenture, comply with the Applicable Procedures for converting a beneficial interest in a global security and, if required, pay funds equal to the amount of interest payable on the next Interest Payment Date to which such Holder is not entitled pursuant to Section 14.03(c) and, if required, pay all taxes or duties, if any, and (ii) in the case of a Physical Debenture (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the form entitled “Conversion Notice” on the reverse of the Debenture (or a facsimile thereof) (a “Notice of Conversion”), at the office of the Conversion Agent and state in writing therein the principal amount of such Debenture to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Debentures, duly endorsed to the Company or in blank, at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to the amount of interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.03(c) and, if required, pay all transfer or similar taxes. The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this ARTICLE 14 on the Conversion Date for such conversion. No Notice of Conversion may be delivered with respect to any Debenture by the Holder thereof if such Holder has delivered an Option to Elect Repurchase Upon a Designated Event to the paying agent in respect of such Debenture and not validly withdrawn such Option to Elect Repurchase Upon a Designated Event in accordance with Section 3.01(d).

Section 14.04. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Debentureholder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash at the current market price thereof to the Debentureholder. The current market price of a share of Common Stock shall be the Last Reported Sale Price of the Common Stock on the last Trading Day immediately preceding the day on which the Debentures (or specified portions thereof) are deemed to have been converted.

Section 14.05. Conversion Rate. Each $1,000 principal amount of the Debentures shall be convertible into 55.1700 fully paid and non-assessable shares of Common Stock, subject to adjustment as provided in this ARTICLE 14 (the “Conversion Rate”).

Section 14.06. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustment to the Conversion Rate if each Debentureholder has the right to participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding its Debenture, in any of the transactions described in this Section 4.04, without having to convert its Debenture, as if it held a number of shares of Common Stock, per $1,000 principal amount of its Debenture, equal to the Conversion Rate.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after and solely as a result of giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.06(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.06(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors as evidenced by a Board Resolution determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than forty-five (45) calendar days after the announcement of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of such announcement, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.06(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.06(a) or Section 14.06(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.06(d), (iii) Spin-Offs as to which the provisions set forth below in this Section 14.06(c) shall apply, (iv) Rights IPOs as to which an adjustment was effected pursuant to Section 14.06(f) and Directed Share Subscription Programs undertaken by Partner Companies as to which an adjustment was effected pursuant to Section 14.06(g) (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 4.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Debentureholder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Debentureholder would have received if such Debentureholder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any Distributed Property for purposes of this Section 4.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but shall be given effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 14.06(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the relevant Conversion Date. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in the portion of this Section 14.06(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced, for purposes of calculating the daily Conversion Rates for such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period.

For purposes of this Section 14.06(c), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.06(c) (and no adjustment to the Conversion Rate under this Section 14.06(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.06(c). If any such right, option or warrant are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.06(c) was made, (1) in the case of any such rights, options or warrants that shall all have been repurchased without exercise by any Debentureholders thereof, upon such final repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.06(a), Section 14.06(b) and this Section 14.06(c), if any dividend or distribution to which this Section 14.06(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 4.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 4.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.06(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.06(a) and Section 14.06(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 14.06(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.06(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock.

Any increase pursuant to this Section 14.06(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Debentureholder shall receive, for each $1,000 principal amount of such Debenture, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Debentureholder would have received if such Debentureholder owned on the relevant record date a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.06(e) shall be determined at the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires but shall be given effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 14.06(e) with respect to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Trading Day next succeeding the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. If the Trading Day immediately following the date the tender or exchange offer expires is less than ten (10) Trading Days prior to, and including, the end of the Observation Period in respect of any conversion references in this Section 14.06(e) to ten (10) Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates for such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.

(f) In the event a Partner Company shall issue rights (“IPO Rights”) in a Rights IPO, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the date on which such Rights IPO closed (the “IPO Rights Adjustment Date”);

CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the IPO Rights Adjustment Date;

OS0	=	the number of shares of Common Stock that are required, under the terms of the IPO Rights, to allow a holder of Common Stock to receive one IPO Right;

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending with the last Trading Day on which the IPO Rights were publicly traded; and

MP1	=	the average of the Last Reported Sale Prices of the IPO Rights over the 10 consecutive Trading Day period ending with the last Trading Day on which the IPO Rights were publicly traded.

The increase to the conversion rate under the preceding paragraph will be determined at the close of business on the IPO Rights Adjustment Date, and will be successively made upon each Rights IPO, if any.

(g) In the event a Partner Company shall undertake, as part of the initial public offering of its common stock pursuant to a registration statement filed under the Securities Act, a Directed Share Subscription Program, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day (the “Subscription Rights Adjustment Date”) next succeeding the four (4) consecutive Trading Day period (the “Subscription Rights Averaging Period”) commencing with the first Trading Day on which the common stock of the Partner Company that is undertaking the Directed Share Subscription Program was publicly traded;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Subscription Rights Adjustment Date;

OS0	=	the number of shares of Common Stock that are required to subscribe for one share of the common stock of the Partner Company that is undertaking the Directed Share Subscription Program;

SP0	=	the initial public offering price of the common stock of the Partner Company that is undertaking the Directed Share Subscription Program;

SP1	=	the average of the Last Reported Sale Prices of the common stock of the Partner Company that is undertaking the Directed Share Subscription Program over the Subscription Rights Averaging Period; and

MP1	=	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending with the Subscription Rights Averaging Period.

If, in the above formula, SP0 is greater than SP1, then no adjustment to the Conversion Rate will be made.

The increase to the Conversion Rate under the preceding paragraph will be determined at the close of business on the last Trading Day in the Subscription Rights Averaging Period; provided, that if such directed share subscription rights described in this Section 14.06(g) have been declared but not so issued, the Conversion Rate will again be adjusted to be the Conversion Rate that would be in effect if such issuance of directed share subscription rights had not been declared.

(h) Notwithstanding this Section 14.06 or any other provision of this Indenture or the Debentures, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Debentureholder that has converted its Debentures on or after such Ex-Dividend Date and on or prior to the related Record Date (or such Debentureholder’s nominee or nominees) would be treated as if such person were the record holder of the shares of Common Stock as of the related Conversion Date for the purpose of participating in the event giving rise to such Conversion Rate adjustment based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.06, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Debentureholder. Instead, such Debentureholder shall be treated as if such Debentureholder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(i) The Conversion Rate will be adjusted in connection with a Fundamental Change as follows:

(i) If a Fundamental Change described under clause (i), (ii) or (v) of the definition thereof (determined after giving effect to any exceptions to or exclusions from such definition, including in the further proviso in clause (i) of the definition thereof, but without regard to the initial proviso in clause (i) of the definition thereof) (a “Make-Whole Fundamental Change”) occurs and a Debentureholder elects to convert its Debentures in connection with such Make-Whole Fundamental Change, the Conversion Rate shall be increased with respect to the Debentures so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Debentures shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the notice of conversion of the Debentures is received by the Conversion Agent from, and including, the Business Day immediately prior to the related Designated Event Repurchase Date, or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change had effect been given to the initial proviso in clause (i) of the definition of Fundamental Change, the thirty-fifth (35th) Trading Day following the Effective Date of such Make-Whole Fundamental Change. The Company shall notify the Holders of the Debentures and the Trustee of the Effective Date of such Fundamental Change and issue a press release announcing the Effective Date no later than five Business Days after such Effective Date.

(ii) The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Exhibit F hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of Common Stock in the Fundamental Change. If the holders of Common Stock receive only cash in a Fundamental Change described in clause (i) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five (5) successive Trading Days ending on, and including, the Trading Day immediately preceding the Effective Date of the Fundamental Change. The Board of Directors as evidenced by a Board Resolution shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five (5) consecutive Trading Day period.

(iii) The Stock Prices set forth in the column headings of the table in Exhibit F hereto shall be adjusted as of any date on which the Conversion Rate of the Debentures is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the stock price adjustment and the denominator of which is the Conversion Rate as so adjusted.

(iv) If the exact Stock Prices and Effective Dates are not set forth in the table in Exhibit F hereto, then:

(1) If the Stock Price is between two adjacent Stock Price amounts in the table or the Effective Date is between two adjacent Effective Dates in the table, then the number of Additional Shares by which the Conversion Rate will be increased will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

(2) If the Stock Price is greater than $80.00 per share (subject to adjustment in the same manner as the Stock Prices as set forth in the column headings of the table in Exhibit F hereto), then no Additional Shares will be added to the Conversion Rate.

(3) If the Stock Price is less than $14.98 per share (subject to adjustment in the same manner as the Stock Prices as set forth in the column headings of the table in Exhibit F hereto), then no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 66.7556 per $1,000 principal amount of Debentures, subject to adjustments in the same manner, and at the same time, as the Conversion Rate as set forth in Section 14.06.

(v) If a Debentureholder elects to convert its Debentures prior to the Effective Date of any Fundamental Change, such Debentureholder shall not be entitled to an increased Conversion Rate in connection with such conversion.

(j) The Company may make such increases in the Conversion Rate, in addition to those required by Section 14.06(a), (b), (c), (d), (e), (f), (g) or (i) to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange and any other exchange on which any of the Company’s securities are then listed (i) the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Company’s best interest and (ii) the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to each Debentureholder at its last address appearing on the Debenture Register a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(k) All calculations under this ARTICLE 14 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. To the extent the Debentures become convertible into cash, assets, property or securities (other than capital stock of the Company or any other Person), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on any cash into which the Debentures are convertible.

(l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and the Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail, or cause the Trustee to mail, such notice of such adjustment of the Conversion Rate to the each Debentureholder at his last address appearing on the Debenture Register provided for in Section 2.05. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m) If the Company issues rights or warrants that are only exercisable upon the occurrence of certain triggering events, then the Company will not adjust the Conversion Rate pursuant to this Section 14.06 until the earliest of these triggering events occurs. The Company will not adjust the Conversion Rate pursuant to Section 14.06(a), (b), (c), (d), (e), (f) and (g) unless the adjustments would result in a change of at least 1.0% in the then effective Conversion rate. The Company shall carry forward any adjustment that it would otherwise have to make and take that adjustment into account in any subsequent adjustment and upon conversion. Notwithstanding any of the foregoing, the applicable Conversion Rate will not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends payable on Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clauses (i) and (ii) and outstanding as of the date the Debentures were first issued;

(iv) for a change in the par value of Common Stock; or

(v) for accrued and unpaid interest.

(n) For purposes of this Section 14.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(o) To the extent the Company has a rights plan in effect upon conversion of the Debentures into Common Stock, Holders will receive, in addition to any shares of Common Stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of Company’s capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 14.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(p) Whenever any provision of this Indenture requires the Company to calculate Last Reported Sale Prices, VWAPs or Daily Conversion Values over a span of multiple days (including an Observation Period and the period, if any, over which the Stock Price is determined for purposes of a Make-Whole Fundamental Change), the Board of Directors as evidenced by a Board Resolution shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of such event occurs, at any time during the period when such Last Reported Sale Prices, VWAPs or Daily Conversion Values are to be calculated.

Section 14.07. Effect of Reclassification, Consolidation, Merger or Sale.

(a) If any of the following events occur, namely (a) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 14.06(c) applies), (b) any consolidation, merger, combination involving the Company or any statutory share exchange, or (c) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety, in each case as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or a combination thereof) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Debenture shall be changed into a right to convert each $1,000 principal amount of Debentures into the kind and amount of shares of stock, other securities or other property or assets (including cash or a combination thereof) (the “Reference Property”) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive on account of such transaction, assuming such holder is entitled to participate in such transaction on the basis of holding such shares; provided, however, that, at and after the effective time of such transaction, upon any conversion of a Debenture, (A) any portion of the Conversion Consideration due upon such conversion that would have been payable in cash pursuant to Section 14.03 had such transaction not occurred shall continue to be payable in cash, (B) any portion of the Conversion Consideration due upon such conversion that would have been payable in shares of Common Stock pursuant to Section 14.03 had such transaction not occurred shall instead be payable in such Reference Property and (C) the VWAP per share of Common Stock shall, for these purposes, be calculated based on the value of a unit of Reference Property that a holder of one (1) share of Common Stock would have been entitled to receive in such transaction.

(b) If the Reference Property in respect of such transaction consists solely of cash, then for then for all conversions that occur after the effective date of such transaction (x) the Conversion Consideration due upon such conversion shall consist of cash in an amount, per $1,000 principal amount of such Security, equal to the product of (i) the amount of cash paid per share of Common Stock pursuant to such transaction and (ii) the Conversion Rate on the Conversion Date for such conversion (as may be increased by any Additional Shares pursuant to Section 14.06(i)); and (y) such consideration shall be paid no later than the third (3rd) Business Day immediately following such Conversion Date.

(c) If such transaction causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Debentures shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, subject to the Company’s (or its successor’s) right, pursuant to Section 14.03, to deliver, in lieu of Reference Property, cash or a combination of cash and Reference Property. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as practicable after such determination is made.

(d) The supplemental indenture described in Section 14.07(a) shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this ARTICLE 14. If the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(e) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Debentureholder, at its address appearing on the Debenture Register provided for in Section 2.05, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(f) The provisions of this Section 14.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

(g) If this Section 14.07 applies to any event or occurrence, then Section 14.06 shall not apply.

Section 14.08. Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Debentureholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of any Debentureholder converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 14.09. Reservation of Shares, Shares to Be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock that may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debenture; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

Section 14.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Debentureholder to determine the Conversion Rate or whether any facts exist that may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this ARTICLE 14. Without limiting the generality of the foregoing, neither the Trustee nor the Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 14.11. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 14.06; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class of capital stock or any other rights, options or warrants; or

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(e) a Partner Company issues IPO Rights in a Rights IPO; or

(f) a Partner Company undertakes, as part of the initial public offering of its common stock pursuant to a registration statement filed under the Securities Act, a Directed Share Subscription Program;

the Company shall cause to be filed with the Trustee and to be mailed to each Debentureholder at his address appearing on the Debenture Register provided for in Section 2.05, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 14.12. Issuer Determination Final. Any determination that the Company or Board of Directors of the Company must make pursuant to this ARTICLE 14 shall, absent manifest error, be conclusive.

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 15.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

Section 15.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Debentures on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: to Safeguard Scientifics, Inc., 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: U.S. Bank National Association, Corporate Trust Services, Two Liberty Place, 50 S. 16th Street, Suite 2000, Mail Station: EX-PA-WBSP, Philadelphia, PA 19102, Telephone: (215) 761-9317, Facsimile: (215) 761-9412.

Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Company may, at the Company’s written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date on which such notice must be given or served, be given or served by the Trustee in the name of and at the expense of the Company.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Debentureholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Debenture Register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 15.04. Governing Law. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 15.05. Evidence of Compliance With Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or a certificate of public officials.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 15.06. Legal Holidays. In any case in which the date of maturity of Interest on or principal of the Debentures or repurchase date of any Debenture will not be a Business Day, then payment of such Interest on or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or repurchase date or Interest Payment Date, and no Interest shall accrue for the period from and after such date.

Section 15.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Debentures issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 15.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to this Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 15.08. No Security Interest Created. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

Section 15.09. Benefits of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Debenture Registrar and their successors hereunder and the Holders of Debentures any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 15.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Section 2.04, Section 2.05, Section 2.08 and Section 2.09, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 15.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 15.10, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all Holders of Debentures as the names and addresses of such Holders appear on the Debenture Register.

The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

The provisions of Section 7.02, Section 7.03, Section 7.04 and Section 8.03 and this Section 15.10 shall be applicable to any authenticating agent.

Section 15.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 15.12. Severability. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

U.S. Bank National Association, hereby accepts the duties in this Indenture declared and provided, upon the terms and conditions herein above set forth.

Section 15.13. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

SAFEGUARD SCIENTIFICS, INC.

By:	/s/ Brian J. Sisko
Name: Brian J. Sisko
Title: Senior Vice President and General Counsel

U.S. Bank National Association, as Trustee

By:	/s/ George J. Rayzis
Name: George J. Rayzis
Title: Vice President

[INDENTURE SIGNATURE PAGE]

EXHIBIT A

FORM OF DEBENTURE

[Include only for Global Debentures]

[THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE DEBENTURES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include the following legend on all Debentures that are Restricted Debentures (the “Restricted Debentures Legend”):]

THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS DEBENTURE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES; OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

SAFEGUARD SCIENTIFICS, INC.

5.25% CONVERTIBLE SENIOR DEBENTURE DUE MAY 15, 2018

CUSIP: 786449 AJ7

No. [ ]	$	[	]

Safeguard Scientifics, Inc., a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO. or its registered assigns, [the principal sum of                    DOLLARS] [the principal sum set forth on Schedule I hereto]1 on May 15, 2018 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay Interest, semiannually on May 15 and November 15 of each year (each, an “Interest Payment Date”), commencing May 15, 2013, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 5.25%, from the May 15 or November 15, as the case may be, next preceding the date of this Debenture to which Interest has been paid or duly provided for, unless the date hereof is a date to which Interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no Interest has been paid or duly provided for on the Debentures, in which case from            , 2012 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any May 1 or November 1, as the case may be, and before the following May 15 or November 15, this Debenture shall bear Interest from such May 15 or November 15; provided that if the Company shall default in the payment of Interest due on such May 15 or November 15, then this Debenture shall bear Interest from the next preceding May 15 or November 15 to which Interest has been paid or duly provided for or, if no Interest has been paid or duly provided for on such Debenture, from            , 2012. Additional Interest will be payable by the Company on the terms set forth in Section 4.08 and, at the Company’s election, on the terms set forth in Section 6.02 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Debenture therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.08 and Section 6.02 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. Except as otherwise provided in the Indenture, the Interest payable on the Debenture pursuant to the Indenture on any May 15 or November 15 will be paid to the Person entitled thereto as it appears in the Debenture Register at the close of business on the record date, which shall be the May 1 or November 1 (whether or not a Business Day) (each a “Record Date”) next preceding such May 15 or November 15, as provided in the Indenture; provided that any such Interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay Interest (i) on any Physical Debentures by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register (provided that any Debentureholder with an aggregate principal amount in excess of $5,000,000 shall, at the written election of such Debentureholder, be paid by wire transfer of immediately available funds) or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

[1]	For Global Debentures only.

The Company promises to pay interest on overdue principal and (to the extent that payment of such interest is enforceable under applicable law) Interest at the rate of 1% per annum.

Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Debenture the right to convert this Debenture into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

SAFEGUARD SCIENTIFICS, INC.

By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

, or

By:
As Authenticating Agent (if different from Trustee)

By:
Authorized Signatory

FORM OF REVERSE OF DEBENTURE

SAFEGUARD SCIENTIFICS, INC.

5.25% CONVERTIBLE SENIOR DEBENTURE DUE MAY 15, 2018

This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 5.25% Convertible Senior Debentures due May 15, 2018 (the “Debentures”), issued and to be issued under and pursuant to an Indenture dated as of November 19, 2012 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures.

In case an Event of Default shall have occurred and be continuing, the principal of and accrued and unpaid Interest on all Debentures may be declared by either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debentures; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, reduce the rate or extend the stated time for payment of Interest thereon, reduce the principal amount thereof, reduce any amount payable upon repurchase or redemption thereof, reduce the amount of any principal payable upon acceleration or maturity of any Debenture, impair the right of any Debentureholder to institute suit for the payment thereof, make the principal thereof or Interest thereon payable in any coin or currency other than that provided in the Debentures, change the obligation of the Company to repurchase any Debenture upon the happening of a Designated Event or to pay the Redemption Price in a manner adverse to the Holders of the Debentures (whether through an amendment or waiver of provisions in the covenants, definitions or otherwise), make any change that adversely affects the conversion rights of any Debenture, reduce the number of shares of Common Stock or amount of other property receivable upon conversion of the Debentures, change the ranking of the Debentures, modify any of the provisions of Section 6.08 or Section 10.02 thereof, except to increase the percentage of Debentures, the Holders of which are required to consent, or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Debenture so affected, change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.02 thereof, or reduce the quorum or voting requirements set forth in ARTICLE 9 or (ii) reduce the percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Debentures then Outstanding.

Subject to the provisions of the Indenture, the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may on behalf of the Holders of all of the Debentures waive any past default or Event of Default under the Indenture and rescind its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of and interest on the Debentures that have become due solely by such declaration of acceleration, have been cured or waived, except (A) a default in the payment of Interest, or the principal of, any of the Debentures, (B) a failure by the Company to convert any Debentures into Common Stock of the Company, cash or a combination of Common Stock and cash pursuant to ARTICLE 14 of the Indenture, (C) a default in respect of a covenant or provisions of the Indenture that under the terms of the Indenture cannot be modified or amended without the consent of the Holders of each or all Debentures then Outstanding or affected thereby, or (D) a default in the payment of the repurchase price upon the occurrence of a Designated Event or the Redemption Price pursuant to ARTICLE 3 of the Indenture. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

No provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Debentures shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations.

If a Designated Event occurs at any time prior to maturity of the Debentures, the Debentures may be repurchased at the option of the Holders of the Debentures on a Designated Event Repurchase Date, not less than twenty (20) nor more than thirty-five (35) calendar days after notice thereof, at the option of the Holder of this Debenture at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest, if any, to (but excluding) the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a Record Date and on or prior the corresponding Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid to the Holder of record of this Debenture on the corresponding Record Date. The Debentures will be repurchased in multiples of $1,000 principal amount. The Company shall mail, or cause the Trustee to mail, to all Holders of record of the Debentures a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the 20th day after the (I) the date that the Company knew or reasonably should have known that the Designated Event occurred, in the case of a Fundamental Change described under clause (ii) of the definition thereof, or (II) the date the Designated Event occurred, in the case of any other Fundamental Change. For a Debenture to be so repurchased at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Debenture with the form entitled “Option to Elect Repurchase Upon a Designated Event” on the reverse thereof duly completed, together with such Debenture, duly endorsed for transfer, on or before the Designated Event Expiration Time.

Holders have the right to withdraw any Option to Elect Repurchase Upon a Designated Event or by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal up to the close of business, on the Designated Event Repurchase Date all as provided in the Indenture.

If cash, sufficient to pay the purchase price of all Debentures or portions thereof to be purchased as of the Designated Event Repurchase Date is deposited with the Trustee (or other paying agent appointed by the Company), on the Business Day following the Designated Event Repurchase Date, Interest will cease to accrue on such Debentures (or portions thereof) immediately after such Designated Event Repurchase Date and the Holder thereof shall have no other rights as such other than the right to receive the repurchase price upon surrender of such Debenture.

Subject to the terms and conditions of the Indenture, on or after November 15, 2016, the Company shall have the right to redeem the Debentures, in whole at any time or in part from time to time, at a price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest. Any such redemption shall be upon at least 30 days’ and no more than 60 days’ notice to Debentureholders. The Debentures are not subject to redemption through the operation of any sinking fund.

In compliance with the provisions of the Indenture, prior to the final maturity date of the Debentures, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of the Debentures into 55.1700 shares of the Company’s Common Stock (a conversion price of $18.13 per share), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Debenture with the form entitled “Conversion Notice” on the reverse thereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such Holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The Company will notify the Holder thereof of any event triggering the right to convert the Debentures as specified above in accordance with the Indenture.

No adjustment in respect of Interest on any Debenture converted or dividends on any shares issued upon conversion of such Debenture will be made upon any conversion except as set forth in the next sentence. If this Debenture (or portion hereof) is surrendered for conversion during the period from the close of business on any Record Date for the payment of Interest to the close of business on the Business Day preceding the following Interest Payment Date, this Debenture (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a repurchase date that is after a Record Date and prior to the next Interest Payment Date, (2) if the Company has specified a Designated Event Repurchase Date that is during such period or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Debenture.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.

A Debenture in respect of which a Holder is exercising its right to require repurchase upon a Designated Event may be converted only if such Holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any paying agent, the Conversion Agent and any Debenture Registrar may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other Conversion Agent nor any Debenture Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

No recourse for the payment of the principal of or Interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common	UNIF GIFT MIN ACT-___Custodian___
TEN ENT — as tenant by the entireties	(Cust) (Minor)
JT TEN — as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	SAFEGUARD SCIENTIFICS, INC.

U.S. Bank National Association

The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of Safeguard Scientifics, Inc. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated: ______________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debenture Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debenture Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, and Debentures if to be delivered, other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):

$_____________________________

Social Security or Other Taxpayer Identification Number:

OPTION TO ELECT REPURCHASE

UPON A DESIGNATED EVENT

TO:	SAFEGUARD SCIENTIFICS, INC.

U.S. Bank National Association

Pursuant to the terms of the Indenture and the Debentures, the undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Safeguard Scientifics, Inc. (the “Company”) as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Designated Event Repurchase Date, to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated: ______________________

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Debenture Certificate Number, if applicable:

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number

Schedule I

[Include Schedule I only for a Global Debenture]

SAFEGUARD SCIENTIFICS, INC.

5.25% Convertible Senior Debenture due May 15, 2018

No. [        ]

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian

EXHIBIT B

RESTRICTED STOCK LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE COMPANY’S 5.25% CONVERTIBLE SENIOR DEBENTURES DUE 2018 OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1

EXHIBIT C

FORM OF TRANSFER CERTIFICATE

SAFEGUARD SCIENTIFICS, INC.

5.25% CONVERTIBLE SENIOR DEBENTURES DUE 2018

Transfer Certificate

In connection with any transfer of any of Debentures that bear the Restricted Debentures Legend or that are required to bear the Restricted Debentures Legend under the Indenture, the undersigned registered owner of this Debenture hereby certifies with respect to $ principal amount of the above-captioned Debentures presented or surrendered on the date hereof (the “Surrendered Debentures”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Debentures for the reason checked below:

☐ The transfer of the Surrendered Debentures is to the Company or any of its Subsidiaries; or

☐ The transfer of the Surrendered Debentures is pursuant to an effective registration statement under the Securities Act; or

☐ The transfer of the Surrendered Debentures is to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act; or

☐ The transfer of the Surrendered Debentures is pursuant to another available exemption from the registration requirement of the Securities Act.

Date:

By:

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

EXHIBIT D

FORM OF FREE TRANSFERABILITY CERTIFICATE

U.S. Bank National Association

150 Fourth Avenue North,

2nd Floor, Nashville, Tennessee 37219

Attn: Corporate Trust Services

Dear Sir/Madam:

Whereas the 5.25% Convertible Senior Debentures due 2018 of Safeguard Scientifics, Inc. (the “Debentures”) have become freely tradable without restriction by non-affiliates of Safeguard Scientifics, Inc. (the “Company”) pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.06 of the Indenture, dated as of November 19, 2012 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee, pursuant to which the Debentures were issued, the Company hereby instructs you that, unless otherwise later directed in writing by the Company:

(i) the restrictive legends described in Section 2.06 of the Indenture and set forth on the Debentures will be deemed removed from the Global Debentures representing such securities, in accordance with the terms and conditions of the Debentures and as provided in the Indenture, without further action on the part of Holders; and

(ii) the Restricted Debentures CUSIP will be deemed removed from the Global Debentures and replaced with the unrestricted CUSIP 786449 AK4, in accordance with the terms and conditions of the Debentures and as provided in the Indenture, without further action on the part of Holders.

Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

Very truly yours,

Safeguard Scientifics, Inc.

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF TRANSFER AGENT NOTICE

Computershare,

P.O. Box 43078,

Providence, Rhode Island, 02940-3078

Dear Sir/Madam:

Whereas the 5.25% Convertible Senior Debentures due 2018 of Safeguard Scientifics, Inc. (the “Debentures”) have become freely tradable without restriction by non-affiliates of Safeguard Scientifics, Inc. (the “Company”) pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.06 of the Indenture, dated as of November 19, 2012 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee, pursuant to which the Debentures were issued, the Company hereby instructs you that, unless otherwise later directed in writing by the Company:

(i) any shares of Common Stock issued upon conversion of the Debentures (A) shall be issued without the Restricted Stock Legend and (B) will be assigned the Unrestricted Stock CUSIP; and

(ii) (A) the Restricted Stock Legend will be deemed removed from any shares of Common Stock previously issued upon conversion of the Debentures and (B) the Restricted Stock CUSIP will be deemed removed from such shares of Common Stock and replaced with the Unrestricted Stock CUSIP.

Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

Very truly yours,

Safeguard Scientifics, Inc.

By:
Name:
Title:

D-1

EXHIBIT F

The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Debentures for each Stock Price and Effective Date set forth below:

Stock Price

Effective Date	$14.98	$16.00	$18.00	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.000	$50.00	$60.00	$70.000	$80.00
November 19, 2012	11.585	10.309	8.409	7.041	5.802	4.895	4.203	3.658	2.845	2.266	1.489	0.997	0.665	0.435
November 15, 2013	11.585	9.449	7.493	6.134	4.949	4.117	3.504	3.034	2.354	1.880	1.249	0.845	0.569	0.374
November 15, 2014	11.585	8.567	6.474	5.077	3.922	3.162	2.635	2.254	1.734	1.387	0.934	0.642	0.438	0.291
November 15, 2015	11.585	7.784	5.422	3.896	2.701	1.986	1.547	1.272	0.951	0.762	0.522	0.366	0.255	0.173
November 15, 2016	11.585	7.290	4.598	2.904	1.490	0.517	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
November 15, 2017	11.585	6.717	3.179	1.573	0.697	0.217	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
May 15, 2018	11.585	7.330	0.386	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

F-1